As filed with the Securities and Exchange Commission on September 16, 2020

Registration No. 333-[•]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Seneca Biopharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	52-2007292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20271 Goldenrod Lane, 2nd Floor

Germantown, MD 20876

Tel: 301.366.4841

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp, Inc.

2140 S Dupont Hwy

Kent, DE 19934

(302) 697-4590

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre, Esq

Silvestre Law Group, P.C.

2626 Towngate Rd, Suite 215

Westlake Village, Ca 91361

(818) 597-7552

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Shares being Registered for Selling Stockholders
Common Stock, par value $0.01 per share, issuable upon exercise of outstanding warrants from May 2016 Underwritten Offering	26,263	(2)	$0.90		$23,636.70		$3.07
Common Stock, par value $0.01 per share, issuable upon exercise of outstanding warrants from May 2016 Private Placement	10,386	(3)	$0.90		$9,347		$1.22
Common Stock, par value $0.01 per share, issuable upon exercise of outstanding warrants from August 2017 Underwritten Offering	112,500	(4)	$0.90		$101,250		$13.15
Common Stock, par value $0.01 per share, issuable upon exercise of outstanding warrants from October 2018 Registered Offering	150,000	(5)	$15.00		$2,250,000		$292.10
Common Stock, par value $0.01 per share, issuable upon exercise of outstanding warrants issued to Placement Agents from October 2018 Registered Offering and Private Placement	9,000	(6)	$17.50		$157,500		$20.45
Common Stock, par value $0.01 per share, issuable upon exercise of outstanding Series M warrants from July 2019 Underwritten Offering	413,666	(7)	$2.70		$1,116,898.20		$144.98
Common Stock, par value $0.01 per share, issuable upon exercise of outstanding Series N warrants from July 2019 Underwritten Offering	413,666	(8)	$2.70		$1,116,898.20		$144.98
Common Stock, par value $0.01 per share, issuable upon exercise of outstanding warrants issued to Underwriters from July 2019 Underwritten Offering	222,223	(9)	$3.375		$750,002.63		$97.36
Common Stock, par value $0.01 per share, issuable upon exercise of outstanding warrants issued to Placement Agents from May 2020 Registered Offering	400,000	(10)	$1.25		$500,000		$64.90
Total	1,757,704				$6,025,533.13		$782.21

Shares being Registered by Registrant via Shelf Registration
Common Stock, par value $0.01 per share	(1)	(11)		(12)		(12)	—
Preferred Stock, par value $0.01 per share	(1)	(11)		(12)		(12)	—
Warrants	(1)	(11)		(12)		(12)	—
Rights	(1)	(11)		(12)		(12)	—
Purchase Contracts	(1)	(11)		(12)		(12)	—
Units	(1)	(11)		(12)		(12)	—
Total		(11)			$100,000,000		$12,980

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Warrants previously issued on May 6, 2016, pursuant to an underwritten offering. Fees based on exercise price of applicable shares issuable upon exercise of warrants in accordance with Rule 457(g).
(3)	Warrants previously issued on May 14, 2016, pursuant to a private placement. Fees based on exercise price of applicable shares issuable upon exercise of warrants in accordance with Rule 457(g).
(4)	Warrants previously issued on August 1, 2017, pursuant to an underwritten offering. Fees based on exercise price of applicable shares issuable upon exercise of warrants in accordance with Rule 457(g).
(5)	Warrants previously issued on October 29, 2018, pursuant to a private placement. Fees based on exercise price of applicable shares issuable upon exercise of warrants in accordance with Rule 457(g).
(6)	Warrants previously issued to placement agents on October 29, 2018, pursuant to a registered offering and private placement. Fees based on exercise price of applicable shares issuable upon exercise of warrants in accordance with Rule 457(g).
(5)	Warrants previously issued on July 31, 2019, pursuant to a registered offering. Fees based on exercise price of applicable shares issuable upon exercise of warrants in accordance with Rule 457(g).
(7)	Warrants previously issued on July 31, 2019 pursuant to an underwritten offering. Fees based on exercise price of applicable shares issuable upon exercise of warrants in accordance with Rule 457(g).
(8)	Warrants previously issued on July 31, 2019 pursuant to an underwritten offering. Fees based on exercise price of applicable shares issuable upon exercise of warrants in accordance with Rule 457(g).
(9)	Warrants previously issued on July 31, 2019, to Underwriters pursuant to an underwritten offering. Fees based on exercise price of applicable shares issuable upon exercise of warrants in accordance with Rule 457(g).
(10)	Warrants previously issued to placement agents on May 27, 2020, pursuant to a registered offering. Fees based on exercise price of applicable shares issuable upon exercise of warrants in accordance with Rule 457(g).
(11)	In addition to the Warrants being registered for resale, there are being registered hereunder such indeterminate amount of shares of common stock and preferred stock, such indeterminate number of warrants, rights and purchase contracts to purchase common stock or preferred stock, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000 (the “Shelf Securities”). Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or rights or performance of purchase contracts or pursuant to the anti-dilution provisions of any such securities
(12)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•	Shelf Offering Prospectus. A base prospectus which covers the offering, issuance and sale from time to time of such indeterminate number of shares common stock and preferred stock, various series of warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, which together shall have an aggregate initial offering price not to exceed $100,000,000; and

•	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of an aggregate of 794,038 shares of the Registrant's common stock issuable upon exercise of warrants (the "Resale Prospectus").

The Resale Prospectus is substantively identical to the Shelf Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers and back covers;

•	the section entitled “About this Prospectus” is omitted from the Resale Offering Prospectus

•	they contain different “Use of Proceeds” sections;

•	the Resale Prospectus includes a section entitled “Determination of Offering Price”;

•	a “Selling Stockholder” section is included in the Resale Prospectus;

•	any references in the Shelf Offering Prospectus to the Resale Prospectus will be deleted from the Shelf Offering Prospectus; and

•	they contain different “Plan of Distribution” sections.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Shelf Offering Prospectus (the "Alternate Pages") to reflect the foregoing differences in the Resale Prospectus as compared to the Shelf Offering Prospectus. The Shelf Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant of its securities in connection with a shelf registration process and the future filing of prospectus supplements in connection with each offering of securities. The Resale Prospectus will be substantively identical to the Shelf Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2020

PROSPECTUS

SENECA BIOPHARMA, INC.

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for the preferred stock; common stock or preferred stock upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates was $14,692,413.20 based on 17,295,703 shares of outstanding common stock as of August 7, 2020 of which approximately 17,285,192 shares were held by non-affiliates, and based on the last reported sale price of our common stock of $0.85 on August 7, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made during the corresponding you in reliance on this prospectus. During the prior twelve calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SNCA.” On September 14, 2020, the last reported sale price of our common stock was $0.58 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. You are urged to obtain current market quotations for the common stock. Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, Maryland 20876, and our telephone number is (301) 366-4841.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 8 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2020

ABOUT THIS PROSPECTUS

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information that may be important to you. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus, before deciding to invest in our common stock. Unless the context otherwise requires, references in this prospectus to “Seneca,” “we,” “us,” “our,” “our company” and “our business” refer to Seneca Biopharma, Inc., a Delaware corporation. Also, any reference to “common share” or “common stock,” refers to our $0.01 par value common stock. Additionally, any reference to “Series A Preferred Stock” refers to our Series A 4.5% Convertible Preferred stock. All share and per share information contained in this prospectus takes into account the 1-for-20 reverse stock split of our common shares effective June 17, 2019.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus.  You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you.  We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

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Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our business, operations, financial performance and condition, earnings, our prospects, our ability to raise capital to fund our operations and business plan, the continued listing of our securities on the NASDAQ Capital Market, our ability to protect intellectual property rights as well as regarding our industry generally. Forward–looking statements are not guarantees of performance. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Our Business

Overview

Executive Overview

Historically, we have been primarily focused on the research and development of nervous system therapies based on our proprietary human neural stem cells and our small molecule compounds. In early 2019, we also began an in-licensing and acquisition strategy by which we are evaluating novel therapeutics that could benefit from our development experience with the goal of developing such technologies for commercialization as well as an out- licensing initiative to find partners or interested parties to acquire or license NSI-566 (neural stem cell) and NSI-189 (small molecule compounds) and their respective clinical and pre-clinical programs and development.

In-licensing and Acquisition Strategy

We have initiated an in-licensing and/or acquisition strategy to expand our product pipeline. Our in-licensing strategy consists of evaluating novel therapeutics that could benefit from our development experience with the goal of developing such candidates for commercialization. We believe that this element of our corporate strategy could provide new opportunities for product development and diversify risks inherent in focusing on a limited product portfolio and therapeutic areas, thus potentially increasing our probability of commercial success.

Existing Clinical Programs

Historically, we have devoted our efforts and financial resources primarily to the pre-clinical and clinical development of our small molecule compounds and our stem cell therapeutics. At this time we are focused on the out-licensing or sale of these assets as well as winding down our ongoing development efforts.

NSI - 566 (Stem Cells)

The human central nervous system (CNS) has limited capacity for regeneration following injury or the onset of disease. Traditional therapies have mainly focused on minimizing the progression or symptoms of CNS disease or injury but have not been effective at repairing the underlying cause of such disease. The goal of our cell therapy initiatives is the regeneration of neural function which has been lost to disease or injury. We believe that neuroprotection, neuroregeneration, and/or bridging of damaged neural circuitry may be accomplished by implantation of NSI-566 at the injury site.

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Our proprietary technology enables the isolation and large-scale expansion of regionally specific neural stem cells from all areas of the developing human brain and spinal cord and enables the generation of commercially useful quantities of highly characterized allogeneic human neural stem cells that can be transplanted into patients to mitigate the consequences of CNS diseases or injury. We have developed and optimized processes that allow us to manufacture these cells under current Good Manufacturing Practices (cGMP) compliant conditions as required by the United States Food and Drug Administration or FDA for use in clinical trials and have generated cell banks which we believe are sufficient to provide material to meet our requirements through completion of Phase 3 studies. We have exclusive licenses for the manufacturing and use of the surgical platform and cannula that enable administration of the cells to the spinal cord for treatment. Based on our preclinical data, we believe that our human neural stem cells will differentiate into neurons and glia after grafting into the patient and will provide neuroprotection and stimulate neuroregeneration.

Our lead stem cell program is the spinal cord-derived neural stem cell line, NSI-566, which is being tested for treatment of paralysis due to amyotrophic lateral sclerosis (ALS, or Lou Gehrig’s disease), ischemic stroke, and spinal cord injury (SCI). To date we have completed Phase 1 and Phase 2 safety and dose escalation studies in subjects with ALS and a Phase 1 safety and dose escalation study in subjects with motor deficits due to ischemic stroke. Each of these studies are currently in their long-term follow-up stage. In August 2018, we initiated a non-GCP (Good Clinical Practice) compliant randomized, double-blind, placebo-controlled Phase 2 trial in subjects with chronic ischemic stroke. We are also conducting a Phase 1 open label study to evaluate the safety of implanting NSI-566 in subjects with chronic SCI.

Motor Deficits Due to Ischemic Stroke

Over 700,000 individuals suffer stroke each year in the US, the majority of whom experience long-term functional deficits. Ischemic stroke, which accounts for about 75% of all strokes, occurs as a result of an obstruction within a vessel supplying blood to the brain. Post-stroke motor deficits include paralysis or weakness in arms and legs and speech impairment and can be permanent. In the US, approximately 1.8 million people live with paralysis due to stroke. We believe that NSI-566 may provide an effective treatment for restoring motor deficits resulting from ischemic stroke by creating new circuitry in the area of injury and promoting regeneration of neural tissue damaged by the ischemic event.

Amyotrophic Lateral Sclerosis

Amyotrophic lateral sclerosis (“ALS”) is a disease of the nerve cells in the brain and spinal cord that control voluntary muscle movement. In 2018 the United States Centers for Disease Control and Prevention reported that between 16,000 and 17,000 Americans have ALS, a prevalence of 5.2 cases per 100,000 people. In ALS, nerve cells (motor neurons) waste away or die and can no longer send messages to muscles. This eventually leads to muscle weakening, twitching, and an inability to move the arms, legs, and body. As the condition progresses, muscles in the chest area stop working, making it difficult or impossible to breathe. NSI-566 is under development as a potential treatment for ALS by providing cells designed to nurture and protect the patient’s remaining motor neurons.. We received orphan designation by the FDA for NSI-566 in ALS.

Chronic Spinal Cord Injury

SCI may result from trauma or disease affecting the spinal cord, and is in many cases a long term, chronic and disabling neurological condition. In the US it is estimated that there are over17,000 new cases of SCI per year, with a prevalence of 250,000-368,000 people. Chronic spinal cord injury (cSCI) refers to the window after recovery has plateaued, beginning approximately 6-12 months after injury. We believe that NSI-566 may provide an effective treatment for cSCI by “bridging the gap” in the spinal cord circuitry created following traumatic spinal cord injury and providing new cells to help transmit the signal from the brain to points at or below the point of injury.

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Clinical Experience with NSI-566

Ischemic Stroke

In 2013, we commenced an open label, non-GCP compliant, Phase I safety and dose escalation study to test transplantation of NSI-566 in human subjects for the treatment of motor deficits due to ischemic stroke. The trial was conducted at BaYi Brain Hospital in Beijing, China and sponsored by Suzhou Neuralstem, a wholly-owned subsidiary of Seneca in China. This study was intended to evaluate the safety of direct injections of NSI-566 into the brain and to determine the maximum safe tolerated dose. We completed dosing the final cohort, for a total of nine subjects, in March 2016. Subjects were monitored through a 24-month observational follow-up period. Delivery of NSI-566 cells in this population appeared to be safe and well tolerated at all doses. There were no deaths or serious adverse events related to the treatment (Zhang et al., Stem Cells Transl Med 2019, 8(10):999-1007).

In August 2018, we initiated a non-GCP compliant Phase 2 trial which is designed as a randomized, double-blind, placebo-controlled study. A total of 22 subjects were randomized to receive NSI-566 stem cells (72 million cells) or sham-surgery at a 1:1 ratio. All operations were conducted at BaYi Brain Hospital, the site of the Phase 1 study, and all follow-up assessments are being conducted by blinded, independent neurologists at Beijing Rehabilitation Hospital. The final subject was enrolled in this study in August 2019.

Amyotrophic Lateral Sclerosis

In January 2010, we commenced a Phase 1 trial of NSI-566 in ALS at Emory University in Atlanta, Georgia. The purpose of the trial was to evaluate the safety of our proposed treatment and procedure in a total of 15 subjects. The dosing of subjects in the Phase 1 trial, as designed, was completed in August of 2012. We commenced a Phase 2 multisite clinical trial in subjects suffering from ALS in September of 2013 to further test the feasibility and safety of the treatment and procedure, and maximum tolerated dose of cells. The Phase 2 dose escalation trial enrolled 15 ambulatory subjects in five different dosing cohorts.

In June 2017, 24-month Phase 2 results and combined Phase 1 and Phase 2 data from our ALS trials were presented at the International Society for Stem Cell Research (ISSCR) Annual Meeting, Approaches to Treating ALS, Boston, Massachusetts, by principal investigator Eva Feldman, MD, PhD, Russell N. DeJong Professor of Neurology and Director of Research of the ALS Clinic at the University of Michigan Health. The data showed that the intraspinal transplantation of the cells was safe and well tolerated. Subjects from both the Phase 1 and Phase 2 continue to be monitored for long-term follow-up evaluations.

Chronic Spinal Cord Injury

In 2013, we received authorization from the FDA to commence a Phase 1 clinical trial to treat chronic spinal cord injury. The trial, which is taking place at The University of California, San Diego or UCSD, commenced in 2014 and the first subject was treated in October 2014. The study enrolled four AIS A classification thoracic spinal cord injury subjects (motor and sensory complete), one to two years’ post-injury at the time of stem cell treatment. In January of 2016, we reported six-month follow-up data on all four subjects. The stem cell treatment was found to be safe and well-tolerated by the subjects enrolled and there were no serious adverse events. In April of 2018, we enrolled the first subject in the second cohort of the trial, which included patients with AIS-A complete, quadriplegic, cervical injuries involving C5-C7 of their spinal cord. The final patient of this cohort was enrolled in March 2019.

In June 2018, the study investigators published the results of the first cohort in the journal Cell Stem Cell. The results support the potential of transplanted NSI-566 to benefit patients with cSCI. At 18 months to 27 months after surgery, the analysis of motor and sensory function and electrophysiology showed changes in three of the four patients after NSI-566 transplantation. There was no evidence of serious adverse events, suggesting the procedure is well- tolerated.

Pre-Clinical Experience with NSI-566 and other candidates in our stem cell pipeline

Our preclinical studies with NSI-566 have served to provide the foundation for our ongoing clinical trials by demonstrating performance and efficacy of this cell line in animal models for ALS (Hefferan et al., PLoS One 2012, 7(8):e42614; Xu et al., Transplantation 2006, 82(7):865-875; Xu et al., J Comp Neurol 2009, 514(4):297-309; Xu et al., Neurosci Lett 2011, 494(3):222-226; Yan et al., Stem Cells 2006, 24(8):1976-1985), spinal cord injury (Cizkova et al., Neuroscience 2007, 147(2):546-560; Lu et al., Cell 2012, 150(6):1264-1273; van Gorp et al., Stem Cell Res Ther 2013, 4(3):57), and ischemic stroke (Tajiri et al., PLoS One 2014, 9(3):e91408), and demonstrated safety in large animals (Raore et al., Spine 2011, 36(3):E164-E171; Usvald et al., Cell Transplant 2010, 19(9):1103-1122). Additional studies involving NSI-566 or other proprietary cell lines are directed at identifying new therapeutic candidates. These include: 1) an ongoing collaboration with investigators at the Miami Project to Cure Paralysis to evaluate the application of NSI-566 in preclinical animal models for traumatic brain injury (Spurlock et al., J Neurotrauma 2017, 34(11):1981-1995), and 2) evaluation of the ability of NSI-532.IGF1, a human neural stem cell line engineered to express the trophic factor IGF1, to reverse the cognitive impact of neurodegeneration in a mouse model of Alzheimer’s Disease (McGinley et al., Sci Rep 2018, 8(1):14776).

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NSI-189 (Small Molecule Pharmaceutical Compound)

NSI-189 represents a new chemical entity that works through what appears to be a novel mechanism of action to stimulate neurogenesis of stem cells in the hippocampus, as well as generation of new synapses. Because impaired hippocampal neurogenesis has been linked with depression, we conducted clinical trials to evaluate the safety and effectiveness of NSI-189 in patients suffering from Major Depressive Disorder or MDD.

Major Depressive Disorder (MDD)

Major depressive disorder (also known as recurrent depressive disorder, clinical depression, major depression, unipolar depression, or unipolar disorder) is a mental disorder characterized by episodes of all-encompassing low mood accompanied by low self-esteem and loss of interest or pleasure in normally enjoyable activities. According to the World Health Organization, MDD is the leading cause of disability in the U.S. for persons age 15 to 44. In 2017, an estimated 17.3 million adults in the United States had at least one major depressive episode in the prior year. This number represented 7.1% of all adults in the US. (https://www.nimh.nih.gov/health/statistics/prevalence/major-depression-among-adults.shtml). Treatment of MDD is characterized by a high level of patient turnover due to low efficacy and high side effects. It is estimated that 67% of patients will fail their first line therapy, 75% will then fail their second line prescription and 80% will then fail their third line prescription (Rush et al., Control Clin Trials 2004, 25(1):119-142).

Clinical Experience with NSI-189

In 2011, we commenced a Phase 1A clinical trial to evaluate the safety and pharmacokinetics of NSI-189 in healthy volunteers. The study enrolled 41 healthy male and female subjects into a single ascending dose phase. No dose-limiting toxicity was observed, and no serious adverse events (AE) were noted. This study was followed in 2012 with a Phase 1B randomized, double-blind, placebo-controlled, multiple-dose escalation study to evaluate safety, tolerability, pharmacokinetic (PK), and pharmacodynamic (PD) effects of NSI-189 phosphate in subjects with MDD. Trial data were presented in June 2014 at the American Society of Clinical Psychopharmacology Annual Meeting (ASCP) and published in the journal Molecular Psychiatry (Fava et al., Mol Psychiatry 2016, 21(10):1372-1380). NSI-189 was well tolerated and there were no serious adverse events.

In May of 2016, we initiated an exploratory Phase 2 randomized, placebo-controlled, double-blind clinical trial for the treatment of MDD in an outpatient setting. The study randomized 220 subjects into three cohorts: NSI-189 40 mg twice daily (BID), NSI-189 40 mg once daily (QD), or placebo, and was conducted under the direction of study principal investigator (PI) Maurizio Fava, MD, Executive Vice Chair, Department of Psychiatry and Executive Director, Clinical Trials Network and Institute, Massachusetts General Hospital. The study did not meet its primary efficacy endpoint of a statistically significant reduction in depression symptoms on the Montgomery-Asberg Depression Rating Scale (MADRS), compared to placebo. Both doses were well-tolerated with no serious adverse events reported.

On December 5, 2017, we presented an updated analysis – including reports on all secondary scales – from the Phase 2 study of NSI-189 in MDD at the 56th American College of Neuropsychopharmacology (ACNP) Annual Meeting. Three additional patient reported outcomes showed statistically significant improvements in depressive and cognitive symptoms; all three patient reported outcome scales (SDQ, CPFQ, and QIDS-SR) NSI-189 reached statistical significance over placebo.

In addition, we presented data on NSI-189’s effect on cognition as measured by computer-administered objective tests of cognition in the MDD patients. Two different test methods were used: Cogstate® and CogScreen®. Cogstate did not yield statistically significant results. In CogScreen® test, NSI-189 40 mg showed statistically significant improvement (p<0.05) on objective measures of executive functioning, attention, working memory, and memory.

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NSI-189 appeared to be safe and well tolerated with no serious adverse events. There were no clinically meaningful changes in body weight or BMI, or in sexual function inventory. The study results have been published (Papakostas et al., Mol Psychiatry 2019, doi: 10.1038/s41380-018-0334-8).

Preclinical Experience with NSI-189

NSI-189 has shown promise in preclinical studies evaluating its impact in animal models for a number of different disease indications, including:

1.	Ischemic stroke—in 2017 Tajiri and colleagues published a manuscript reporting that NSI-189 ameliorated motor and neurological deficits in a rodent model of ischemic stroke (Tajiri et al., J Cell Physiol 2017, 232(10):2731-2740)

2.	Radiation-induced cognitive dysfunction—in 2018 Allen and colleagues published a manuscript reporting that NSI-189 treatment could reverse cognitive deficits in rats caused by cranial irradiation, a model of cranial radiotherapy in the treatment of brain tumors (Allen et al., Radiat Res 2018, 189(4):345-353).

3.	Angelman syndrome—in 2019 Liu and colleagues published a manuscript reporting that NSI-189 reversed impairments in cognitive and motor deficits in a rodent model of Angelman syndrome and increased synaptic strength in sections of brains taken from these animals (Liu et al., Neuropharmacology 2019, 144:337-344). Angelman syndrome (AS) is a rare congenital genetic disorder caused by a lack of function in the UBE3A gene on the maternal 15th chromosome. It affects approximately one in 15,000 people - about 500,000 individuals globally. Symptoms of AS include developmental delay, lack of speech, seizures, and walking and balance disorders.

4.	Diabetes-associated peripheral neuropathy—in 2019 Jolivalt and colleagues published a manuscript reporting that NSI-189 mitigated or reversed disease-associated central and peripheral neuropathy in two rodent models of diabetes (Jolivalt et al., Diabetes 2019, (11):2143-2154). Improvements resulting from NSI-189 treatment were seen on multiple sensory and cognitive indices.

A common theme emerging from these and other preclinical studies has been the ability of NSI-189 to promote synaptogenesis as well as hippocampal neurogenesis, along with its neuroprotective properties. Due to the favorable safety profile seen in the Phase I and II clinical studies of NSI-189 and the impact on cognitive measures observed in the Phase II trial in MDD patients, we feel that this asset may have potential in treatment of one or more diseases including those described above. On August 9, 2018, NSI-189 received orphan designation for the treatment of Angelman syndrome.

Our Technologies

Stem Cells

From a therapeutic perspective, our stem cell-based technology enables the isolation and large-scale expansion of regionally specific, human neural stem cells from all areas of the developing human brain and spinal cord thus enabling the generation of physiologically relevant human neurons of different types. We believe that our stem cell technology will enable the replacement or supplementation of malfunctioning or dead cells thereby creating a neurotrophic environment that offers protection to neural tissue as a way to treat disease and injury. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. Our focus is the development of effective methods to generate replacement cells from neural stem cells. We believe that creating a neurotrophic environment by replacing damaged, malfunctioning or dead neural cells with fully functional ones may be a useful therapeutic strategy in treating many diseases and conditions of the central nervous system.

Our Proprietary and Novel Screening Platform

Our human neural stem cell lines form the foundation for functional cell-based assays used to screen for small molecule compounds that can impact biologically relevant outcomes such as neurogenesis, synapse formation, and protection against toxic insults. We have developed over 300 unique stem cell lines representing multiple different regions of the developing brain and spinal cord at multiple different time points in development, enabling the generation of physiologically relevant human neural cells for screening, target validation, and mechanism-of-action studies. This platform provides us with a unique and powerful tool to identify new chemical entities to treat a broad range of nervous system conditions.

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Small Molecule Pharmaceutical Compounds.

Utilizing our proprietary stem cell-based screening capability, we have discovered and patented a series of small molecule compounds that includes NSI-189. We believe our low molecular weight organic compounds can efficiently cross the blood/brain barrier. In mice, research indicated that the small molecule compounds both stimulate neurogenesis of the hippocampus and increase its volume. We believe the small molecule compounds may promote synaptogenesis and neurogenesis in the human hippocampus thereby potentially providing therapeutic benefits in indications such as MDD and may also provide clinical benefit in indications such as Angelman Syndrome, Diabetic Neuropathy, Cognition, Stroke and Radiation Induced Cognitive Deficit.

Research and Development

Historically, substantial resources have been devoted to our research and development programs. Based upon our in-licensing and/or acquisition strategy as well as our out-licensing strategy, we have significantly curtailed our research and development efforts. We are currently limiting these efforts to winding down our ongoing pre-clinical and clinical activities, the maintenance of our intellectual property portfolios and the evaluation of new technologies for in-licensing and/or acquisition. We anticipate that if successful in our in-licensing and/or acquisition strategy, our research and development effort will increase as we commence development of such technologies or assets.

Intellectual Property

We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts. We own or exclusively license 17 United States issued and pending patents and over 77 foreign issued and pending patents in the field of regenerative medicine, related to our stem cell technologies as well as our small molecule compounds. Our issued patents have expiration dates ranging from 2023 through 2038.

When appropriate, we seek patent protection for inventions in our core technologies and in ancillary technologies that support our core technologies or which we otherwise believe will provide us with a competitive advantage. We accomplish this by filing patent applications for discoveries we make, either alone or in collaboration with scientific collaborators and strategic partners. Typically, although not always, we file patent applications both in the United States and in select international markets. In addition, we plan to obtain licenses or options to acquire licenses to patent filings from other individuals and organizations that we anticipate could be useful in advancing our research, development and commercialization initiatives and our strategic business interests.

In addition to patenting our technologies, we also rely on confidential and proprietary information and take active measures to control access to that information, including the use of confidentiality agreements with our employees, consultants and certain of our contractors.

Our policy is to require our employees, consultants and significant scientific collaborators and sponsored researchers to execute confidentiality and assignment of invention agreements upon the commencement of an employment or consulting relationship with us. These agreements generally provide that all confidential information developed or made known to the individual by us during the course of the individual's or entity’s relationship with us, is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees and consultants, the agreements generally provide that all inventions conceived by the individual or entity in the course of rendering services to us shall be our exclusive property.

Employees

As of June 30, 2020, we had seven (7) full-time employees. We also use the services of several outside consultants in business and scientific matters.

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Our Corporate Information

We were incorporated in Delaware in 2001. On October 28, 2019, we changed our name from Neuralstem, Inc. to Seneca Biopharma, Inc. Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, Maryland 20876, and our telephone number is (301) 366-4841. Our website is located at www.senecabio.com.

We have not incorporated by reference into this Registration Statement, in, or that can be accessed through, our website and you should not consider it to be a part of this Registration Statement.

The Securities We May Offer

Under this prospectus, we may offer shares of our common stock and preferred stock and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, repayment of existing indebtedness, working capital, intellectual property protection and enforcement, capital expenditures, investments and acquisitions, including acquisitions of patent portfolios. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (i) through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

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If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our restated certificate of incorporation and restated by-laws, as they are in effect as of the date of this prospectus. For more detailed information, please see our amended and restated certificate of incorporation and restated bylaws, which are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 300,000,000 shares of common stock, par value $0.01 per share, and 7,000,000 shares of preferred stock, par value $0.01 per share. As of September 14, 2020, we had:

•	17,295,703 shares of common stock outstanding held of record by 53 stockholders, which does not include stockholders who hold their shares in “street name”; and

•	200,000 shares of our Series A 4.5% Convertible Preferred Stock which is convertible into 38,874 shares of common stock subject to certain ownership restrictions.

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Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, subject to the holder of our Series A 4.5% Convertible Preferred Stock having the ability to appoint one director, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus are fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to an additional 6,800,000 shares of preferred stock in one or more series and to designate the rights, preferences, and limitations of all such series, any or all of which may be superior to the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of our preferred stock.

Series A 4.5% Convertible Preferred Stock

We currently have outstanding 200,000 shares of Series A 4.5% Convertible Preferred Stock with a stated value of $12.7895 per share and which are immediately convertible into an aggregate of 38,874 shares of common stock, subject to a beneficial ownership limitation not allowing the holder to have greater than a 19.99% voting interest. The Series A Preferred Stock has no provisions regarding subsequent securities issuances or so called “price protection provisions.” The holders of Series A Preferred Stock shall be entitled receive 4.5% dividends in cash or additional shares of Series A Preferred Stock if and when declared by the Company’s board of directors in preference to the payment of any dividends on the Common Stock. The holders of Series A Preferred Stock shall have no voting rights but shall be entitled to appoint one (1) member to our board of directors. This right to appoint a member of the board of directors will terminate when there are less than 200,000 shares of Series A Preferred Stock outstanding.

Preferred Stock in General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

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If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. We act as the transfer agent and registrar for out Series A 4.5% Convertible Preferred Stock. In the event we issue any preferred stock in the future pursuant to this prospectus, the transfer agent and registrar for such preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

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We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	The stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended and restated bylaws provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting or longer, following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated bylaws provides any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote in the election of directors.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our amended and restated bylaws provide that only our board of directors, the chairperson of the board or the chief executive officer (or president, in the absence of a chief executive officer) or holders of more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock may call a special meeting of stockholders. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

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Limitations on Liability and Indemnification of Officers and Directors

Our amended restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated certificate of incorporation and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by such law.

DESCRIPTION OF WARRANTS

Outstanding Warrants

As of September 14, 2020, there were warrants to purchase 4,926,743 shares of our common stock outstanding at a weighted-average exercise price of $4.05 per share and expiration dates from October 31, 2020 through May 22, 2025.

There is no established market for any of our warrants.

General

We may issue warrants to purchase shares of our common stock and/or preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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•	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

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•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

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•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, rights or purchase contacts for the purchase of common stock and/or preferred stock in one or more series or in any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

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The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series, if any, as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A unit agent may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by the Silvestre Law Group, P.C., Westlake Village, California. The Silvestre Law Group, P.C. or its affiliates or principals own approximately 2,308 of our common stock purchase warrants.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Dixon Hughes Goodman LLP, our current independent registered public accounting firm.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may obtain copies of our public filings, as noted in the paragraph below or by writing or telephoning us at:

Seneca Biopharma, Inc.

Attn: Investor Relations

20271 Goldenrod Lane, Floor 2

Germantown, Maryland 20876

Phone: (301)-366-4841

Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website at http://www.senecabio.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

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This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement or the accompanying prospectus. A copy of the registration statement can be obtained at the address set forth above. You should read the registration statement for further information about us and these securities.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement, and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed.

We incorporate by reference into this prospectus supplement the following documents and information filed with the SEC:

•	Our Annual Report on Form 10-K filed with the SEC on March 27, 2020, for the year ended December 31, 2019;

•	Our Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2020 and June 30, 2020, filed with the SEC respectively on May 15, 2020 and August 13, 2020;

•	Our Definitive Proxy Statement on Form 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on June 24, 2020;

•	Our Current Reports on Form 8-K filed with the SEC on April 2, 2020, April 7, 2020, April 15, 2020, April 20, 2020, May 27, 2020, June 12, 2020, August 10, 2020, and September 9, 2020 (excluding any information furnished in such reports under Item 2.02 and Item 7.01); and

•	the description of our common stock and related rights contained in our registration statement on Form 8-A (File No. 001-33672), filed with the Commission on July 1, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are made after the date of this prospectus supplement and before the termination of the offering of securities offered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any of the documents incorporated by reference into this prospectus supplement, at no cost, by writing or telephoning us at the following address: Seneca Biopharma, Inc., Attn: Investor Relations, 20271 Goldenrod Lane, Germantown, Maryland 20876 Phone: (301) 366-4960.

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$100,000,000

SENECA BIOPHARMA, INC.

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

PROSPECTUS

        , 2020

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The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2020

PROSPECTUS

Seneca Biopharma, Inc.

1,757,704

SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by us of up to 1,757,704 shares of common stock, par value $0.01 per share, being offered by the selling stockholders (“Selling Stockholders”) listed on page 7 consisting of the following shares underlying warrants (collectively, the “Warrants”): (i) 26,263 warrants issued in our May 6, 2016 underwritten offering (“May 2016 Underwritten Offering”), each having an exercise price of $0.90 per share, expiring on May 6, 2021, pursuant to our Registration Statement (file No. 333-196567) filed with the United States Securities and Exchange Commission on June 6, 2014, declared effective on June 19, 2014, and pursuant to a prospectus supplement dated May 3, 2016 (the “May 2016 Public Warrants”); (ii) 10,386 warrants issued in our May 14, 2016 private placement (“May 2016 Private Offering”), each having an exercise price of $0.90 per share, expiring on May 14, 2021, (the “May 2016 Private Warrants”); (iii) 112,500 warrants issued in our August 1, 2017 underwritten offering (“August 2017 Offering”), each having an exercise price of $0.90 per share, expiring on August 1,2024, pursuant to our Registration Statement (file No. 333-218608) filed with the United States Securities and Exchange Commission on June 21, 2017, declared effective on June 23, 2017, and pursuant to a prospectus supplement dated July 27, 2017 (the “August 2017 Warrants”); (iv) 150,000 previously unregistered warrants issued in our October 29, 2018 registered offering and private placement (“October 2018 Offering”), each having an exercise price of $15.00 per share, expiring on April 29, 2024 (the “October 2018 Warrants”), (v) 9,000 previously unregistered warrants issued to placement agents as compensation in our October 2018 Offering, each having an exercise price of $17.50 per share, expiring on October 25, 2023, (the “October 2018 PA Warrants”); (vi) 413,666 Series M warrants issued in our July 31, 2019 underwritten offering (“July 2019 Offering”), each having an exercise price of $2.70 per share, expiring on December 31, 2020, pursuant to our Registration Statement (file No. 333-232273) filed with the United States Securities and Exchange Commission on July 25, 2019, declared effective on July 25, 2019, and pursuant to a prospectus dated July 25, 2019 (the “July 2019 Series M Warrants”); (vii) 413,666 Series N warrants issued in our July 2019 Offering, each having an exercise price of $2.70 per share, expiring on July 30, 2024, pursuant to our Registration Statement (file No. 333-232273) filed with the United States Securities and Exchange Commission on July 25, 2019, declared effective on July 25, 2019, and pursuant to a prospectus dated July 25, 2019 (the “July 2019 Series N Warrants”); (viii) 222,223 warrants issued to underwriters as compensation in our July 2019 Offering, each having an exercise price of $3.375 per share, expiring on July 25, 2024, pursuant to our Registration Statement (file No. 333-232273) filed with the United States Securities and Exchange Commission on July 25, 2019, declared effective on July 25, 2019, and pursuant to a prospectus dated July 25, 2019 (the “July 2019 Underwriter Warrants”); and (ix) 400,000 previously unregistered warrants issued to placement agents as compensation in our May 27, 2020 offering (“May 2020 Offering”), each having an exercise price of $1.25 per share, expiring on May 22, 2025 (“May 2020 PA Warrants”).

We will receive the proceeds from any cash exercises of the Warrants. Each Warrant is exercisable at any time until its expiration date as described above.

The Selling Stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 28. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

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Our common stock is listed on the NASDAQ Capital Market under the symbol “SNCA.” On September 14, 2020, the last reported sale price of our common stock was $0.58 per share. You are urged to obtain current market quotations for the common stock. Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, Maryland 20876, and our telephone number is (301) 366-4841.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 7 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2020

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FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our business, operations, financial performance and condition, earnings, our prospects, our ability to raise capital to fund our operations and business plan, the continued listing of our securities on the NASDAQ Capital Market, our ability to protect intellectual property rights as well as regarding our industry generally. Forward–looking statements are not guarantees of performance. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Our Business

Overview

Executive Overview

Historically, we have been primarily focused on the research and development of nervous system therapies based on our proprietary human neural stem cells and our small molecule compounds. In early 2019, we also began an in-licensing and acquisition strategy by which we are evaluating novel therapeutics that could benefit from our development experience with the goal of developing such technologies for commercialization as well as an out- licensing initiative to find partners or interested parties to acquire or license NSI-566 (neural stem cell) and NSI-189 (small molecule compounds) and their respective clinical and pre-clinical programs and development.

In-licensing and Acquisition Strategy

We have initiated an in-licensing and/or acquisition strategy to expand our product pipeline. Our in-licensing strategy consists of evaluating novel therapeutics that could benefit from our development experience with the goal of developing such candidates for commercialization. We believe that this element of our corporate strategy could provide new opportunities for product development and diversify risks inherent in focusing on a limited product portfolio and therapeutic areas, thus potentially increasing our probability of commercial success.

Existing Clinical Programs

Historically, we have devoted our efforts and financial resources primarily to the pre-clinical and clinical development of our small molecule compounds and our stem cell therapeutics. At this time we are focused on the out-licensing or sale of these assets as well as winding down our ongoing development efforts.

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NSI - 566 (Stem Cells)

The human central nervous system (CNS) has limited capacity for regeneration following injury or the onset of disease. Traditional therapies have mainly focused on minimizing the progression or symptoms of CNS disease or injury but have not been effective at repairing the underlying cause of such disease. The goal of our cell therapy initiatives is the regeneration of neural function which has been lost to disease or injury. We believe that neuroprotection, neuroregeneration, and/or bridging of damaged neural circuitry may be accomplished by implantation of NSI-566 at the injury site.

Our proprietary technology enables the isolation and large-scale expansion of regionally specific neural stem cells from all areas of the developing human brain and spinal cord and enables the generation of commercially useful quantities of highly characterized allogeneic human neural stem cells that can be transplanted into patients to mitigate the consequences of CNS diseases or injury. We have developed and optimized processes that allow us to manufacture these cells under current Good Manufacturing Practices (cGMP) compliant conditions as required by the United States Food and Drug Administration or FDA for use in clinical trials and have generated cell banks which we believe are sufficient to provide material to meet our requirements through completion of Phase 3 studies. We have exclusive licenses for the manufacturing and use of the surgical platform and cannula that enable administration of the cells to the spinal cord for treatment. Based on our preclinical data, we believe that our human neural stem cells will differentiate into neurons and glia after grafting into the patient and will provide neuroprotection and stimulate neuroregeneration.

Our lead stem cell program is the spinal cord-derived neural stem cell line, NSI-566, which is being tested for treatment of paralysis due to amyotrophic lateral sclerosis (ALS, or Lou Gehrig’s disease), ischemic stroke, and spinal cord injury (SCI). To date we have completed Phase 1 and Phase 2 safety and dose escalation studies in subjects with ALS and a Phase 1 safety and dose escalation study in subjects with motor deficits due to ischemic stroke. Each of these studies are currently in their long-term follow-up stage. In August 2018, we initiated a non-GCP (Good Clinical Practice) compliant randomized, double-blind, placebo-controlled Phase 2 trial in subjects with chronic ischemic stroke. We are also conducting a Phase 1 open label study to evaluate the safety of implanting NSI-566 in subjects with chronic SCI.

Motor Deficits Due to Ischemic Stroke

Over 700,000 individuals suffer stroke each year in the US, the majority of whom experience long-term functional deficits. Ischemic stroke, which accounts for about 75% of all strokes, occurs as a result of an obstruction within a vessel supplying blood to the brain. Post-stroke motor deficits include paralysis or weakness in arms and legs and speech impairment and can be permanent. In the US, approximately 1.8 million people live with paralysis due to stroke. We believe that NSI-566 may provide an effective treatment for restoring motor deficits resulting from ischemic stroke by creating new circuitry in the area of injury and promoting regeneration of neural tissue damaged by the ischemic event.

Amyotrophic Lateral Sclerosis

Amyotrophic lateral sclerosis (“ALS”) is a disease of the nerve cells in the brain and spinal cord that control voluntary muscle movement. In 2018 the United States Centers for Disease Control and Prevention reported that between 16,000 and 17,000 Americans have ALS, a prevalence of 5.2 cases per 100,000 people. In ALS, nerve cells (motor neurons) waste away or die and can no longer send messages to muscles. This eventually leads to muscle weakening, twitching, and an inability to move the arms, legs, and body. As the condition progresses, muscles in the chest area stop working, making it difficult or impossible to breathe. NSI-566 is under development as a potential treatment for ALS by providing cells designed to nurture and protect the patient’s remaining motor neurons.. We received orphan designation by the FDA for NSI-566 in ALS.

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Chronic Spinal Cord Injury

SCI may result from trauma or disease affecting the spinal cord, and is in many cases a long term, chronic and disabling neurological condition. In the US it is estimated that there are over17,000 new cases of SCI per year, with a prevalence of 250,000-368,000 people. Chronic spinal cord injury (cSCI) refers to the window after recovery has plateaued, beginning approximately 6-12 months after injury. We believe that NSI-566 may provide an effective treatment for cSCI by “bridging the gap” in the spinal cord circuitry created following traumatic spinal cord injury and providing new cells to help transmit the signal from the brain to points at or below the point of injury.

Clinical Experience with NSI-566

Ischemic Stroke

In 2013, we commenced an open label, non-GCP compliant, Phase I safety and dose escalation study to test transplantation of NSI-566 in human subjects for the treatment of motor deficits due to ischemic stroke. The trial was conducted at BaYi Brain Hospital in Beijing, China and sponsored by Suzhou Neuralstem, a wholly-owned subsidiary of Seneca in China. This study was intended to evaluate the safety of direct injections of NSI-566 into the brain and to determine the maximum safe tolerated dose. We completed dosing the final cohort, for a total of nine subjects, in March 2016. Subjects were monitored through a 24-month observational follow-up period. Delivery of NSI-566 cells in this population appeared to be safe and well tolerated at all doses. There were no deaths or serious adverse events related to the treatment (Zhang et al., Stem Cells Transl Med 2019, 8(10):999-1007).

In August 2018, we initiated a non-GCP compliant Phase 2 trial which is designed as a randomized, double-blind, placebo-controlled study. A total of 22 subjects were randomized to receive NSI-566 stem cells (72 million cells) or sham-surgery at a 1:1 ratio. All operations were conducted at BaYi Brain Hospital, the site of the Phase 1 study, and all follow-up assessments are being conducted by blinded, independent neurologists at Beijing Rehabilitation Hospital. The final subject was enrolled in this study in August 2019.

Amyotrophic Lateral Sclerosis

In January 2010, we commenced a Phase 1 trial of NSI-566 in ALS at Emory University in Atlanta, Georgia. The purpose of the trial was to evaluate the safety of our proposed treatment and procedure in a total of 15 subjects. The dosing of subjects in the Phase 1 trial, as designed, was completed in August of 2012. We commenced a Phase 2 multisite clinical trial in subjects suffering from ALS in September of 2013 to further test the feasibility and safety of the treatment and procedure, and maximum tolerated dose of cells. The Phase 2 dose escalation trial enrolled 15 ambulatory subjects in five different dosing cohorts.

In June 2017, 24-month Phase 2 results and combined Phase 1 and Phase 2 data from our ALS trials were presented at the International Society for Stem Cell Research (ISSCR) Annual Meeting, Approaches to Treating ALS, Boston, Massachusetts, by principal investigator Eva Feldman, MD, PhD, Russell N. DeJong Professor of Neurology and Director of Research of the ALS Clinic at the University of Michigan Health. The data showed that the intraspinal transplantation of the cells was safe and well tolerated. Subjects from both the Phase 1 and Phase 2 continue to be monitored for long-term follow-up evaluations.

Chronic Spinal Cord Injury

In 2013, we received authorization from the FDA to commence a Phase 1 clinical trial to treat chronic spinal cord injury. The trial, which is taking place at The University of California, San Diego or UCSD, commenced in 2014 and the first subject was treated in October 2014. The study enrolled four AIS A classification thoracic spinal cord injury subjects (motor and sensory complete), one to two years’ post-injury at the time of stem cell treatment. In January of 2016, we reported six-month follow-up data on all four subjects. The stem cell treatment was found to be safe and well-tolerated by the subjects enrolled and there were no serious adverse events. In April of 2018, we enrolled the first subject in the second cohort of the trial, which included patients with AIS-A complete, quadriplegic, cervical injuries involving C5-C7 of their spinal cord. The final patient of this cohort was enrolled in March 2019.

In June 2018, the study investigators published the results of the first cohort in the journal Cell Stem Cell. The results support the potential of transplanted NSI-566 to benefit patients with cSCI. At 18 months to 27 months after surgery, the analysis of motor and sensory function and electrophysiology showed changes in three of the four patients after NSI-566 transplantation. There was no evidence of serious adverse events, suggesting the procedure is well- tolerated.

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Pre-Clinical Experience with NSI-566 and other candidates in our stem cell pipeline

Our preclinical studies with NSI-566 have served to provide the foundation for our ongoing clinical trials by demonstrating performance and efficacy of this cell line in animal models for ALS (Hefferan et al., PLoS One 2012, 7(8):e42614; Xu et al., Transplantation 2006, 82(7):865-875; Xu et al., J Comp Neurol 2009, 514(4):297-309; Xu et al., Neurosci Lett 2011, 494(3):222-226; Yan et al., Stem Cells 2006, 24(8):1976-1985), spinal cord injury (Cizkova et al., Neuroscience 2007, 147(2):546-560; Lu et al., Cell 2012, 150(6):1264-1273; van Gorp et al., Stem Cell Res Ther 2013, 4(3):57), and ischemic stroke (Tajiri et al., PLoS One 2014, 9(3):e91408), and demonstrated safety in large animals (Raore et al., Spine 2011, 36(3):E164-E171; Usvald et al., Cell Transplant 2010, 19(9):1103-1122). Additional studies involving NSI-566 or other proprietary cell lines are directed at identifying new therapeutic candidates. These include: 1) an ongoing collaboration with investigators at the Miami Project to Cure Paralysis to evaluate the application of NSI-566 in preclinical animal models for traumatic brain injury (Spurlock et al., J Neurotrauma 2017, 34(11):1981-1995), and 2) evaluation of the ability of NSI-532.IGF1, a human neural stem cell line engineered to express the trophic factor IGF1, to reverse the cognitive impact of neurodegeneration in a mouse model of Alzheimer’s Disease (McGinley et al., Sci Rep 2018, 8(1):14776).

NSI-189 (Small Molecule Pharmaceutical Compound)

NSI-189 represents a new chemical entity that works through what appears to be a novel mechanism of action to stimulate neurogenesis of stem cells in the hippocampus, as well as generation of new synapses. Because impaired hippocampal neurogenesis has been linked with depression, we conducted clinical trials to evaluate the safety and effectiveness of NSI-189 in patients suffering from Major Depressive Disorder or MDD.

Major Depressive Disorder (MDD)

Major depressive disorder (also known as recurrent depressive disorder, clinical depression, major depression, unipolar depression, or unipolar disorder) is a mental disorder characterized by episodes of all-encompassing low mood accompanied by low self-esteem and loss of interest or pleasure in normally enjoyable activities. According to the World Health Organization, MDD is the leading cause of disability in the U.S. for persons age 15 to 44. In 2017, an estimated 17.3 million adults in the United States had at least one major depressive episode in the prior year. This number represented 7.1% of all adults in the US. (https://www.nimh.nih.gov/health/statistics/prevalence/major-depression-among-adults.shtml). Treatment of MDD is characterized by a high level of patient turnover due to low efficacy and high side effects. It is estimated that 67% of patients will fail their first line therapy, 75% will then fail their second line prescription and 80% will then fail their third line prescription (Rush et al., Control Clin Trials 2004, 25(1):119-142).

Clinical Experience with NSI-189

In 2011, we commenced a Phase 1A clinical trial to evaluate the safety and pharmacokinetics of NSI-189 in healthy volunteers. The study enrolled 41 healthy male and female subjects into a single ascending dose phase. No dose-limiting toxicity was observed, and no serious adverse events (AE) were noted. This study was followed in 2012 with a Phase 1B randomized, double-blind, placebo-controlled, multiple-dose escalation study to evaluate safety, tolerability, pharmacokinetic (PK), and pharmacodynamic (PD) effects of NSI-189 phosphate in subjects with MDD. Trial data were presented in June 2014 at the American Society of Clinical Psychopharmacology Annual Meeting (ASCP) and published in the journal Molecular Psychiatry (Fava et al., Mol Psychiatry 2016, 21(10):1372-1380). NSI-189 was well tolerated and there were no serious adverse events.

In May of 2016, we initiated an exploratory Phase 2 randomized, placebo-controlled, double-blind clinical trial for the treatment of MDD in an outpatient setting. The study randomized 220 subjects into three cohorts: NSI-189 40 mg twice daily (BID), NSI-189 40 mg once daily (QD), or placebo, and was conducted under the direction of study principal investigator (PI) Maurizio Fava, MD, Executive Vice Chair, Department of Psychiatry and Executive Director, Clinical Trials Network and Institute, Massachusetts General Hospital. The study did not meet its primary efficacy endpoint of a statistically significant reduction in depression symptoms on the Montgomery-Asberg Depression Rating Scale (MADRS), compared to placebo. Both doses were well-tolerated with no serious adverse events reported.

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On December 5, 2017, we presented an updated analysis – including reports on all secondary scales – from the Phase 2 study of NSI-189 in MDD at the 56th American College of Neuropsychopharmacology (ACNP) Annual Meeting. Three additional patient reported outcomes showed statistically significant improvements in depressive and cognitive symptoms; all three patient reported outcome scales (SDQ, CPFQ, and QIDS-SR) NSI-189 reached statistical significance over placebo.

In addition, we presented data on NSI-189’s effect on cognition as measured by computer-administered objective tests of cognition in the MDD patients. Two different test methods were used: Cogstate® and CogScreen®. Cogstate did not yield statistically significant results. In CogScreen® test, NSI-189 40 mg showed statistically significant improvement (p<0.05) on objective measures of executive functioning, attention, working memory, and memory.

NSI-189 appeared to be safe and well tolerated with no serious adverse events. There were no clinically meaningful changes in body weight or BMI, or in sexual function inventory. The study results have been published (Papakostas et al., Mol Psychiatry 2019, doi: 10.1038/s41380-018-0334-8).

Preclinical Experience with NSI-189

NSI-189 has shown promise in preclinical studies evaluating its impact in animal models for a number of different disease indications, including:

1.	Ischemic stroke—in 2017 Tajiri and colleagues published a manuscript reporting that NSI-189 ameliorated motor and neurological deficits in a rodent model of ischemic stroke (Tajiri et al., J Cell Physiol 2017, 232(10):2731-2740)

2.	Radiation-induced cognitive dysfunction—in 2018 Allen and colleagues published a manuscript reporting that NSI-189 treatment could reverse cognitive deficits in rats caused by cranial irradiation, a model of cranial radiotherapy in the treatment of brain tumors (Allen et al., Radiat Res 2018, 189(4):345-353).

3.	Angelman syndrome—in 2019 Liu and colleagues published a manuscript reporting that NSI-189 reversed impairments in cognitive and motor deficits in a rodent model of Angelman syndrome and increased synaptic strength in sections of brains taken from these animals (Liu et al., Neuropharmacology 2019, 144:337-344). Angelman syndrome (AS) is a rare congenital genetic disorder caused by a lack of function in the UBE3A gene on the maternal 15th chromosome. It affects approximately one in 15,000 people - about 500,000 individuals globally. Symptoms of AS include developmental delay, lack of speech, seizures, and walking and balance disorders.

4.	Diabetes-associated peripheral neuropathy—in 2019 Jolivalt and colleagues published a manuscript reporting that NSI-189 mitigated or reversed disease-associated central and peripheral neuropathy in two rodent models of diabetes (Jolivalt et al., Diabetes 2019, (11):2143-2154). Improvements resulting from NSI-189 treatment were seen on multiple sensory and cognitive indices.

A common theme emerging from these and other preclinical studies has been the ability of NSI-189 to promote synaptogenesis as well as hippocampal neurogenesis, along with its neuroprotective properties. Due to the favorable safety profile seen in the Phase I and II clinical studies of NSI-189 and the impact on cognitive measures observed in the Phase II trial in MDD patients, we feel that this asset may have potential in treatment of one or more diseases including those described above. On August 9, 2018, NSI-189 received orphan designation for the treatment of Angelman syndrome.

Our Technologies

Stem Cells

From a therapeutic perspective, our stem cell-based technology enables the isolation and large-scale expansion of regionally specific, human neural stem cells from all areas of the developing human brain and spinal cord thus enabling the generation of physiologically relevant human neurons of different types. We believe that our stem cell technology will enable the replacement or supplementation of malfunctioning or dead cells thereby creating a neurotrophic environment that offers protection to neural tissue as a way to treat disease and injury. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. Our focus is the development of effective methods to generate replacement cells from neural stem cells. We believe that creating a neurotrophic environment by replacing damaged, malfunctioning or dead neural cells with fully functional ones may be a useful therapeutic strategy in treating many diseases and conditions of the central nervous system.

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Our Proprietary and Novel Screening Platform

Our human neural stem cell lines form the foundation for functional cell-based assays used to screen for small molecule compounds that can impact biologically relevant outcomes such as neurogenesis, synapse formation, and protection against toxic insults. We have developed over 300 unique stem cell lines representing multiple different regions of the developing brain and spinal cord at multiple different time points in development, enabling the generation of physiologically relevant human neural cells for screening, target validation, and mechanism-of-action studies. This platform provides us with a unique and powerful tool to identify new chemical entities to treat a broad range of nervous system conditions.

Small Molecule Pharmaceutical Compounds.

Utilizing our proprietary stem cell-based screening capability, we have discovered and patented a series of small molecule compounds that includes NSI-189. We believe our low molecular weight organic compounds can efficiently cross the blood/brain barrier. In mice, research indicated that the small molecule compounds both stimulate neurogenesis of the hippocampus and increase its volume. We believe the small molecule compounds may promote synaptogenesis and neurogenesis in the human hippocampus thereby potentially providing therapeutic benefits in indications such as MDD and may also provide clinical benefit in indications such as Angelman Syndrome, Diabetic Neuropathy, Cognition, Stroke and Radiation Induced Cognitive Deficit.

Research and Development

Historically, substantial resources have been devoted to our research and development programs. Based upon our in-licensing and/or acquisition strategy as well as our out-licensing strategy, we have significantly curtailed our research and development efforts. We are currently limiting these efforts to winding down our ongoing pre-clinical and clinical activities, the maintenance of our intellectual property portfolios and the evaluation of new technologies for in-licensing and/or acquisition. We anticipate that if successful in our in-licensing and/or acquisition strategy, our research and development effort will increase as we commence development of such technologies or assets.

Intellectual Property

We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts. We own or exclusively license 17 United States issued and pending patents and over 77 foreign issued and pending patents in the field of regenerative medicine, related to our stem cell technologies as well as our small molecule compounds. Our issued patents have expiration dates ranging from 2023 through 2038.

When appropriate, we seek patent protection for inventions in our core technologies and in ancillary technologies that support our core technologies or which we otherwise believe will provide us with a competitive advantage. We accomplish this by filing patent applications for discoveries we make, either alone or in collaboration with scientific collaborators and strategic partners. Typically, although not always, we file patent applications both in the United States and in select international markets. In addition, we plan to obtain licenses or options to acquire licenses to patent filings from other individuals and organizations that we anticipate could be useful in advancing our research, development and commercialization initiatives and our strategic business interests.

In addition to patenting our technologies, we also rely on confidential and proprietary information and take active measures to control access to that information, including the use of confidentiality agreements with our employees, consultants and certain of our contractors.

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Our policy is to require our employees, consultants and significant scientific collaborators and sponsored researchers to execute confidentiality and assignment of invention agreements upon the commencement of an employment or consulting relationship with us. These agreements generally provide that all confidential information developed or made known to the individual by us during the course of the individual's or entity’s relationship with us, is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees and consultants, the agreements generally provide that all inventions conceived by the individual or entity in the course of rendering services to us shall be our exclusive property.

Employees

As of June 30, 2020, we had seven (7) full-time employees. We also use the services of several outside consultants in business and scientific matters.

Our Corporate Information

We were incorporated in Delaware in 2001. On October 28, 2019, we changed our name from Neuralstem, Inc. to Seneca Biopharma, Inc. Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, Maryland 20876, and our telephone number is (301) 366-4841. Our website is located at www.senecabio.com.

We have not incorporated by reference into this Registration Statement, in, or that can be accessed through, our website and you should not consider it to be a part of this Registration Statement.

RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors set forth below, together with all of the other information contained or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.   In the event the Warrants held by the selling stockholders are exercised for cash, we will receive approximately $5,525,533. We will use the proceeds received from the exercise of warrants, if any, for working capital.

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the Selling Stockholders to offer and sell the securities to the public. The Selling Stockholders may offer for resale some or all of their securities at the time and price that they choose pursuant to the Plan of Distribution.   On any given day, the price per share of common stock likely to be based on the market price for our common stock on the Nasdaq Capital Market.

SELLING STOCKHOLDERS

This prospectus relates to the offering and sale, from time to time, of up to 1,757,704 common shares issuable upon the exercise of Warrants held by the Selling Stockholders. The Warrants issued to the Selling Stockholders consist of: (i) 26,263 May 2016 Public Warrants issued to investors in our May 2016 Underwritten Offering, (ii) 10,386 May 2016 Private Warrants issued to investors in our May 2016 Private Offering, (iii) 112,500 August 2017 Warrants issued to investors in our August 2017 Offering, (iv) 150,000 October 2018 Warrants issued to investors in our October 2018 Offering, (v) 9,000 October 2018 PA Warrants issued to placement agents as compensation in our October 2018 Offering (vi) 413,666 July 2019 Series M Warrants issued to investors in our July 2019 Offering, (vii) 413,666 July 2019 Series N Warrants issued to investors in our July 2019 Offering (viii) 222,223 July 2019 Underwriter Warrants issued to underwriters as compensation in our July 2019 Offering; and (ix) 400,000 May 2020 PA Warrants issued to placement agents as compensation in our May 2020 Offering. For a further description of each of the foregoing offerings and the warrants issued thereunder, please see the section of this Prospectus entitled “Description of Securities to be Registered” beginning on page 17.

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Set forth below is information, to the extent known to us, setting forth the name of each Selling Stockholder and the amount and percentage of Common Stock owned by each (including shares that can be acquired on the exercise of outstanding Warrants) prior to the offering, the shares to be sold in the offering, and the amount and percentage of Common Stock to be owned by each (including shares that can be acquired on the exercise of outstanding warrants) after the offering assuming all shares are sold.  The footnotes provide information about persons who have voting and dispositive power for the Selling Stockholders and about transactions between the Selling Stockholders and the Company. To the extent such information is not readily available, we will provide it by prospectus supplement prior to issuing any shares of Common Stock underlying the Warrants. Please see Footnote 3 to the selling stockholder table below.

The Selling Stockholders may sell all or some of the shares of Common Stock they are offering, and may sell shares of our Common Stock otherwise than pursuant to this prospectus. The table below assumes that each selling stockholder exercises all of its Warrants and sells all of the shares issued upon exercise thereof, and that each selling stockholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares.  We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”  The total number of shares of Common Stock sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations, recapitalizations or the triggering anti-dilution protective provisions (as applicable for the Warrants) with regard to the Warrants.

Unless otherwise stated below in the footnotes, to our knowledge, no Selling Stockholder nor any affiliate of such stockholder: (i) has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus; or (ii) is a broker-dealer, or an affiliate of a broker-dealer.

The Selling Stockholders may sell all or some of the shares of Common Stock they are offering, and may sell shares of our Common Stock otherwise than pursuant to this prospectus. The table below assumes that each Selling Stockholder exercises all of its warrants and sells all of the shares issued upon exercise thereof, and that each Selling Stockholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

We may amend or supplement this prospectus from time to time in the future to update or change this list and shares which may be resold.

8

	Common Shares Owned Before Sale (1)					Common Shares Owned After Sale (2)
	Held Outright	Convertible Securities	Amount	% of class	Shares being registered	Amount	% of Class
Water Street Capital, LLC (3)(4)	-	27	27	0.00%	27	-	0.00%
TMB Pacific Global LLC (3)(5)	-	39	39	0.00%	39	-	0.00%
Steven Cohen (3)(6)	-	270	270	0.00%	270	-	0.00%
Stanford Ventures, Inc.(3)(7)	-	193	193	0.00%	193	-	0.00%
Ron Horwath (3)(8)	-	224	224	0.00%	224	-	0.00%
Robert Weiss (3)(9)	-	54	54	0.00%	54	-	0.00%
Rio Norte (3)(10)	-	39	39	0.00%	39	-	0.00%
Radar Alternative Fund LP (3)(11)	-	77	77	0.00%	77	-	0.00%
Paul Creditor (3)(12)	-	97	97	0.00%	97	-	0.00%
Noam Rand (3)(13)	-	131	131	0.00%	131	-	0.00%
Neil Vogel (3)(14)	-	39	39	0.00%	39	-	0.00%
Michael Engmann (3)(15)	-	565	565	0.00%	565	-	0.00%
MDNH Partners LP (3)(16)	-	283	283	0.00%	283	-	0.00%
Mark Mays (3)(17)	-	693	693	0.00%	693	-	0.00%
Kaivalya LLC (3)(18)	-	20	20	0.00%	20	-	0.00%
JJL Capital (3)(19)	-	39	39	0.00%	39	-	0.00%
J Steven Emerson (3)(20)	-	1154	1,154	0.01%	1,154	-	0.00%
Ikona Global Partners (3)(21)	-	77	77	0.00%	77	-	0.00%
Howard M. Siegel (3)(22)	-	97	97	0.00%	97	-	0.00%
First Harrison Group (3)(23)	-	39	39	0.00%	39	-	0.00%
Emerson Partners (3)(24)	-	577	577	0.00%	577	-	0.00%
Echo Investments LLC (3)(25)	-	154	154	0.00%	154	-	0.00%
Douglas Engmann & Barbara Engmann Trust (3)(26)	-	565	565	0.00%	565	-	0.00%
Colorado Family Partners LLC (3)(27)	-	154	154	0.00%	154	-	0.00%
Catalyst (3)(28)	-	20	20	0.00%	20	-	0.00%
Auriga Investors Montserrat Global Fund (3)(29)	-	9,616	9,616	0.06%	9,616	-	0.00%
Anson Investments Master Fund LP (3)(30)	-	9,616	9,616	0.06%	9,616	-	0.00%
Altitude Investment Partners (3)(31)	-	154	154	0.00%	154	-	0.00%
Alpha Capital Anstalt (3)(32)	-	1,250	1,250	0.01%	1,250	-	0.00%
EZ MM&B Holdings, LLC A Delaware limited liability company (3)(33)	-	5,770	5,770	0.03%	5,770	-	0.00%
J. Steven Emerson IRA Rollover II, Pershing LLC as Custodian (3)(34)	-	3,077	3,077	0.02%	3,077	-	0.00%
J. Steven Emerson Roth IRA, Pershing LLC as Custodian (3)(35)	-	1,539	1,539	0.01%	1,539	-	0.00%
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (3)(36)	-	18,750	18,750	0.11%	18,750	-	0.00%
CVI Investements (3)(37)	-	46,875	46,875	0.27%	46,875	-	0.00%
Hudson Bay Master Fund LTD (3)(38)	-	46,875	46,875	0.27%	46,875	-	0.00%
JOHN J EWINE (3)(39)		114,814	114,814	0.66%	114,814	-	0.00%
SHAILESH GUPTA (3)(40)	-	37,000	37,000	0.21%	37,000	-	0.00%
SHAILESH GUPTA IRA (3)(41)	-	3,000	3,000	0.02%	3,000	-	0.00%
DONNY SMITH (3)(42)	-	18,522	18,522	0.11%	18,522	-	0.00%
JAMES G CLOUD (3)(43)		33,332	33,332	0.19%	33,332	-	0.00%
GORDON M JOHNSON (3)(44)		33,332	33,332	0.19%	33,332	-	0.00%
CHARLES F ROBINSON (3)(45)		3,300	3,300	0.02%	3,300	-	0.00%
MELANIE J THOMAS R/O IRA (3)(46)		7,400	7,400	0.04%	7,400	-	0.00%
NAZIM KARIM OR NILOFAR KARIM O SURVIVOR OF THEIR TRUSTEES OR TRUSTEES DTD 11/6/2001 FBO THE KARIM FAMILY (3)(47)		5,550	5,550	0.03%	5,550	-	0.00%
KAREN L DIXON A MARRIED WOMAN (3)(48)		4,500	4,500	0.03%	4,500	-	0.00%
RAY BLOM (3)(49)		5,550	5,550	0.03%	5,550	-	0.00%
GLENN BRAICA (3)(50)		5,550	5,550	0.03%	5,550	-	0.00%
ANDREW WILLIAMS IRA (3)(51)		6,800	6,800	0.04%	6,800	-	0.00%
MYUNG KYUNG ANGELA CHA (3)(52)		5,550	5,550	0.03%	5,550	-	0.00%
PHILIP SMITH (3)(53)		5,550	5,550	0.03%	5,550	-	0.00%

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	Common Shares Owned Before Sale (1)					Common Shares Owned After Sale (2)
	Held Outright	Convertible Securities	Amount	% of class	Shares being registered	Amount	% of Class
RHONDA HENNESSY IRA (3)(54)		5,550	5,550	0.03%	5,550	-	0.00%
EDWARD J SKLANKA REV TRUST EDWARD J SKLANKA TTEE SUSAN SKLANKA TTEE (3)(55)		4,000	4,000	0.02%	4,000	-	0.00%
EDWARD J PRIMKA III (3)(56)		4,000	4,000	0.02%	4,000	-	0.00%
IMS GROUP LLC (3)(57)		3,000	3,000	0.02%	3,000	-	0.00%
RUTH A BEISEL ROTH IRA (3)(58)		3,000	3,000	0.02%	3,000	-	0.00%
THOMAS J LOUGHLIN (3)(59)		11,000	11,000	0.06%	11,000	-	0.00%
HENRY D BANASZEK (3)(60)		3,000	3,000	0.02%	3,000	-	0.00%
JEAN-PAUL BOSQUE (3)(61)		20,000	20,000	0.12%	20,000	-	0.00%
FOX HOLLOW HOLDINGS INC (3)(62)		2,700	2,700	0.02%	2,700	-	0.00%
FOX RUN INVESTMENTS LLC (3)(63)		8,000	8,000	0.05%	8,000	-	0.00%
BJI FINANCIAL GROUP INC (3)(64)		27,000	27,000	0.16%	27,000	-	0.00%
ANDREW SMUKLER (3)(65)		96,000	96,000	0.55%	96,000	-	0.00%
RFMF PARTNERS LLC (3)(66)		10,000	10,000	0.06%	10,000	-	0.00%
WAYNE EQUITIES LLC (3)(67)		6,000	6,000	0.03%	6,000	-	0.00%
PATRICIA WINTER (3)(68)		49,444	49,444	0.29%	49,444	-	0.00%
FIRST HARRISON GROUP (3)(69)		16,000	16,000	0.09%	16,000	-	0.00%
Quantatative Limited (3)(70)		7,408	7,408	0.04%	7,408	-	0.00%
Marc Friedfertig (3)(71)	-	4,444	4,444	0.03%	4,444	-	0.00%
Nancy & Brian First (3)(72)	-	4,444	4,444	0.03%	4,444	-	0.00%
TMB PACIFIC GLOBAL LLC (3)(73)	-	14,000	14,000	0.08%	14,000	-	0.00%
JJL CAPITAL (3)(74)		6,000	6,000	0.03%	6,000	-	0.00%
KDZ PARTNERS LLC (3)(75)		38,890	38,890	0.22%	38,890	-	0.00%
PORT HOLDING (3)(76)		20,000	20,000	0.12%	20,000	-	0.00%
BJI FINANCIAL GROUP INC (3)(77)		10,000	10,000	0.06%	10,000	-	0.00%
Steve Rubinstein (3)(78)		4,444	4,444	0.03%	4,444	-	0.00%
RBC CAPITAL MARKETS LLC CUSTODIAN THOMAS J GUERIN IRA (3)(79)		3,200	3,200	0.02%	3,200	-	0.00%
DAVID D SHIVELY (3)(80)		3,800	3,800	0.02%	3,800	-	0.00%
GOLDEN VALLEY TAX SERVICES LLC (3)(81)		3,444	3,444	0.02%	3,444	-	0.00%
CYBERBAHN FEDERAL SOLUTIONS (3)(82)		7,400	7,400	0.04%	7,400	-	0.00%
CLARK SLATER (3)(83)		4,000	4,000	0.02%	4,000	-	0.00%
RBC CAPITAL MARKETS LLC CUSTODIAN ROSA ARBELO-VELAZQUEZ IRA (3)(84)		300	300	0.00%	300	-	0.00%
GEISHA ALOMAR (3)(85)		14,800	14,800	0.09%	14,800	-	0.00%
RBC CAPITAL MARKETS LLC CUSTODIAN ROSA ARBELO-VELAZQUEZ ROTH IRA (3)(86)		300	300	0.00%	300	-	0.00%
GLENN E DROGE (3)(87)		2,000	2,000	0.01%	2,000	-	0.00%
RBC CAPITAL MARKETS LLC CUSTODIAN SHEILA SOTO IRA (3)(88)		2,200	2,200	0.01%	2,200	-	0.00%
TIM HERMAN (3)(89)		3,000	3,000	0.02%	3,000	-	0.00%
Warberg WF VII LP (3)(90)		20,000	20,000	0.12%	20,000	-	0.00%
KBB Asset Management (3)(91)		34,000	34,000	0.20%	34,000	-	0.00%
Alta Partners (3)(92)	-	38,592	38,592	0.22%	38,592	-	0.00%
KBB Asset Management (3)(93)	-	14,800	14,800	0.09%	14,800	-	0.00%
James Morizio (3)(94)	-	7,422	7,422	0.04%	7,422	-	0.00%
Michael Vasinkevich (3)(95)	-	690,639	690,639	3.84%	405,639	285,000	1.58%
Noam Rubinstein (3)(96)	-	338,835	338,835	1.92%	198,835	140,000	0.79%
Mark Viklund (3)(97)	-	6,937	6,937	0.04%	6,937	-	0.00%
Charles Worthman (3)(98)	-	10,756	10,756	0.06%	6,312	4,444	0.03%
Craig Schwabe (3)(99)	-	28,500	28,500	0.16%	13,500	15,000	0.09%
Armistice capital Master Fund Ltd.(3)(100)	-	75,000	75,000	0.43%	75,000	-	0.00%
Sabby Volatility Warrant Master Fund, Ltd. (3)(101)	-	771,296	771,296	4.27%	75,000	696,296	3.85%
	-	2,898,444	2,898,444	14.35%	1,757,704	1,140,740	5.65%

* Less than 1%.

10

(1)         Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares (“Common Shares”) as to which a shareholder has sole or shared voting power or investment power, and also any Common Shares which the shareholder has the right to acquire within 60 days, including upon exercise of Common Shares purchase options or warrants. There were 17,295,703 Common Shares outstanding as of August 7, 2020. All shares referenced below are Common Shares.

(2)         Includes the sale of all Common Shares registered herein.

(3)         Certain information regarding each individual selling stockholder’s ownership of common shares before and after the sales of securities registered hereunder, as well as certain individuals holding voting and dispositive control of the securities is not currently known as this time. Such amounts and applicable persons will be provided by s prospectus supplement prior to the issuance of any of the shares of Common Stock underlying the Warrants.

(4)         The shares being registered include 27 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(5)         The shares being registered include 39 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(6)         The shares being registered include 270 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(7)         The shares being registered include 193 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(8)         The shares being registered include 224 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(9)         The shares being registered include 54 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(10)       The shares being registered include 39 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(11)       The shares being registered include 77 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(12)       The shares being registered include 97 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(13)       The shares being registered include 131 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(14)       The shares being registered include 39 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(15)       The shares being registered include 565 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(16)       The shares being registered include 283 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(17)       The shares being registered include 693 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(18)       The shares being registered include 20 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(19)       The shares being registered include 39 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

11

(20)       The shares being registered include 1,154 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(21)       The shares being registered include 77 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(22)       The shares being registered include 97 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(23)       The shares being registered include 39 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(24)       The shares being registered include 577 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(25)       The shares being registered include 154 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(26)       The shares being registered include 565 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(27)       The shares being registered include 154 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(28)       The shares being registered include 20 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(29)       The shares being registered include 9,616 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(30)       The shares being registered include 9,616 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(31)       The shares being registered include 154 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(32)       The shares being registered include 1,250 Common Shares underlying May 2016 Public Warrants issued in our May 2016 Underwritten Offering.

(33)       The shares being registered include 5,770 Common Shares underlying May 2016 Private Warrants issued in our May 2016 Private Offering.

(34)        The shares being registered include 3,077 Common Shares underlying May 2016 Private Warrants issued in our May 2016 Private Offering.

(35)       The shares being registered include 1,539 Common Shares underlying May 2016 Private Warrants issued in our May 2016 Private Offering.

(36)       The shares being registered include 18,750 Common Shares underlying August 2017 Warrants issued in our August 2017 Offering.

(37)       The shares being registered include 46,875 Common Shares underlying August 2017 Warrants issued in our August 2017 Offering.

(38)       The shares being registered include 46,875 Common Shares underlying August 2017 Warrants issued in our August 2017 Offering.

12

(39)       The shares being registered include (i) 57,407 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 57,407 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(40)       The shares being registered include (i) 18,500 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 18,500 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(41)       The shares being registered include (i) 1,500 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,500 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(42)       The shares being registered include (i) 9,261 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 9,261 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(43)       The shares being registered include (i) 16,666 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 16,666 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(44)       The shares being registered include (i) 16,666 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 16,666 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(45)       The shares being registered include (i) 1,650 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,650 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(46)       The shares being registered include (i) 3,700 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 3,700 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(47)       The shares being registered include (i) 2,775 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,775 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(48)       The shares being registered include (i) 2,250 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,250 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(49)       The shares being registered include (i) 2,775 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,775 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(50)       The shares being registered include (i) 2,775 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,775 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(51)       The shares being registered include (i) 3,400 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 3,400 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(52)       The shares being registered include (i) 2,775 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,775 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

13

(53)       The shares being registered include (i) 2,775 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,775 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(54)       The shares being registered include (i) 2,775 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,775 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(55)       The shares being registered include (i) 2,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(56)       The shares being registered include (i) 2,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(57)       The shares being registered include (i) 1,500 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,500 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(58)       The shares being registered include (i) 1,500 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,500 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(59)       The shares being registered include (i) 5,500 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 5,500 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(60)       The shares being registered include (i) 1,500 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,500 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(61)       The shares being registered include (i) 10,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 10,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(62)       The shares being registered include (i) 1,350 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,350 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(63)       The shares being registered include (i) 4,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 4,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(64)       The shares being registered include (i) 13,500 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 13,500 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(65)       The shares being registered include (i) 48,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 48,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(66)       The shares being registered include (i) 5,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 5,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

14

(67)       The shares being registered include (i) 3,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 3,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(68)       The shares being registered include (i) 24,722 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 24,722 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(69)       The shares being registered include (i) 8,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 8,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(70)       The shares being registered include (i) 3,704 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 3,704 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(71)       The shares being registered include (i) 2,222 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,222 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(72)       The shares being registered include (i) 2,222 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,222 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(73)       The shares being registered include (i) 7,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 7,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(74)       The shares being registered include (i) 3,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 3,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(75)       The shares being registered include (i) 19,445 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 19,445 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(76)       The shares being registered include (i) 10,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 10,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(77)       The shares being registered include (i) 5,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 5,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(78)       The shares being registered include (i) 2,222 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,222 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(79)       The shares being registered include (i) 1,600 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,600 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(80)       The shares being registered include (i) 1,900 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,900 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

15

(81)       The shares being registered include (i) 1,722 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,722 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(82)       The shares being registered include (i) 3,700 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 3,700 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(83)       The shares being registered include (i) 2,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 2,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(84)       The shares being registered include (i) 150 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 150 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(85)       The shares being registered include (i) 7,400 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 7,400 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(86)       The shares being registered include (i) 150 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 150Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(87)       The shares being registered include (i) 1,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(88)       The shares being registered include (i) 1,100 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,100 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(89)       The shares being registered include (i) 1,500 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 1,500 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(90)       The shares being registered include (i) 10,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 10,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(91)       The shares being registered include (i) 17,000 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 17,000 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(92)       The shares being registered include (i) 19,296 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 19,296 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(93)       The shares being registered include (i) 7,400 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 7,400 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

(94)       The shares being registered include (i) 3,711 Common Shares underlying July 2019 Series M Warrants issued in our July 2019 Offering, and (ii) 3,711 Common Shares underlying July 2019 Series N Warrants issued in our July 2019 Offering.

16

(95)       The shares being registered include (i) 143,334 Common Shares underlying July 2019 Underwriter Warrants issued in our July 2019 Offering, (ii) 5,805 Common Shares underlying October 2018 PA Warrants issued in our October 2018 Offering, and (iii) 256,500 Common Shares underlying May 2020 PA Warrants issued in our May 2020 Offering. Michael Vasinkevich is an associated person of H.C. Wainwright & Co., LLC, a registered broker-dealer.

(96)        The shares being registered include (i) 70,000 Common Shares underlying July 2019 Underwriter Warrants issued in our July 2019 Offering, (ii) 2,835 Common Shares underlying October 2018 PA Warrants issued in our October 2018 Offering, and (iii) 126,000 Common Shares underlying May 2020 PA Warrants issued in our May 2020 Offering. Noam Rubinstein is an associated person of H.C. Wainwright & Co., LLC, a registered broker-dealer.

(97)       The shares being registered include (i) 6,667 Common Shares underlying July 2019 Underwriter Warrants issued in our July 2019 Offering and (ii) 270 Common Shares underlying October 2018 PA Warrants issued in our October 2018 Offering. Mark Viklund is an associated person of H.C. Wainwright & Co., LLC, a registered broker-dealer.

(98)       The shares being registered include (i) 2,222 Common Shares underlying July 2019 Underwriter Warrants issued in our July 2019 Offering, (ii) 90 Common Shares underlying October 2018 PA Warrants issued in our October 2018 Offering, and (iii) 4,000 Common shares underlying May 2020 PA Warrants issued in our May 2020 Offering. Charles Worthman is an associated person of H.C. Wainwright & Co., LLC, a registered broker-dealer.

(99)       The shares being registered include 13,500 Common Shares underlying May 2020 PA Warrants issued in our May 2020 Offering. Craig Schwabe is an associated person of H.C. Wainwright & Co., LLC, a registered broker-dealer.

(100)     The shares being registered include 75,000 Common Shares underlying October 2018 Warrants issued in our October 2018 Offering.

(101)     The shares being registered include 75,000 Common Shares underlying October 2018 Warrants issued in our October 2018 Offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Description of Warrants

As of August 7, 2020, there were warrants to purchase 4,926,743 shares of our common stock outstanding at a weighted-average exercise price of $4.05 per share and expiration dates from October 31, 2020 through May 22, 2025.

There is no established market for any of our warrants.

With respect to the 794,038 shares underlying Warrants being registered, the Warrants consist of the following:

May 2016 Public Warrants

On May 6, 2016, we completed the May 2016 Underwritten Offering, consisting of (i) shares of Common stock and (i) May 2016 Public Warrants. The May 2016 Public Warrants currently have an exercise price of $0.90 per share and expire on May 6, 2021. We are registering 26,263 shares of Common Stock underlying the May 2016 Public Warrants.

Form. The May 2016 Public Warrants were issued as individual warrants to each of the investors. You should review a copy of the form of May 2016 Public Warrant, attached as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2016 for a complete description of the terms and conditions of the May 2016 Public Warrants.

17

Exercisability. The May 2016 Public Warrants are exercisable immediately after the date of issuance, and at any time to the date that is five years from the date of issuance, at which time any unexercised May 2016 Public Warrants will expire and cease to be exercisable. The May 2016 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at any time after the initial exercise date, a registration statement registering the issuance of the shares of Common Stock underlying the May 2016 Public Warrants under the Securities Act, is not then effective or available, the holder may exercise the May 2016 Public Warrants through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the May 2016 Public Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a May 2016 Public Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the May 2016 Public Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us.

Exercise Price; Anti-Dilution. Each May 2016 Public Warrant is exercisable for the purchase of a share of Common Stock at an exercise price of $0.90 per whole share, payable in U.S. dollars at the time of filing of this Prospectus. The exercise price is subject to adjustment in the event of sales of our Common Stock at a price per share less than the exercise price then in effect (or securities convertible or exercisable into Common Stock at a conversion or exercise price less than the exercise price then in effect). In addition, the exercise price and the number of shares issuable upon exercise are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the May 2016 Public Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the May 2016 Public Warrants and a trading market is not expected to develop.

Exchange Listing. There is no established public trading market for the May 2016 Public Warrants, and we do not intend to apply to list the May 2016 Public Warrants on any securities exchange or automated quotation system

Fundamental Transactions. In the event of a fundamental transaction, as described in the May 2016 Public Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the May 2016 Public Warrants will be entitled to receive upon exercise of the May 2016 Public Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

A “Fundamental Transaction” is defined under the May 2016 Public Warrants as (i) we or any of our subsidiaries shall directly or indirectly (1) consolidate or merge with or into any other entity other than a subsidiary of ours, or (2) sell, lease, license, other than for purposes of granting a security interest assign, transfer, convey or otherwise dispose of all or substantially all of our respective properties or assets to any other person or entity, or (3) allow any other entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of our voting stock (4) reorganize, recapitalize or reclassify our common stock or enter into any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for cash or other property or (5) consummate a stock or share purchase agreement or other business combination with any other entity whereby such other person or entity acquires more than 50% of the outstanding shares of our voting stock.

18

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a May 2016 Public Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the May 2016 Public Warrant.

May 2016 Private Warrants

On May 14, 2016, we completed the May 2016 Private Offering, consisting of (i) shares of Common stock and (i) May 2016 Private Warrants. The May 2016 Private Warrants currently have an exercise price of $0.90 per share and expire on May 14, 2021. We are registering 10,386 shares of Common Stock underlying the May 2016 Private Warrants.

The May 2016 Private Warrants contain substantially the same terms as the May 2016 Public Warrants that were issued in our May 2016 Underwritten Offering. Please see “May 2016 Public Warrants” described above in our “Description of Securities to be Registered” section of this Prospectus.

August 2017 Warrants

On August 1, 2017, we completed the August 2017 Offering, consisting of (i) shares of Common stock and (ii) August 2017 Warrants. The August 2017 Warrants currently have an exercise price of $0.90 per share and expire on July 30, 2024. We are registering 112,500 shares of Common Stock underlying the August 2017 Warrants.

Form. The August 2017 Warrants were issued as individual warrant agreements to the investors. You should review a copy of the form of August 2017 Warrant, attached as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2017 for a complete description of the terms and conditions of the August 2017 Warrants.

Exercisability. The August 2017 Warrants are exercisable at any time after their issuance until the seven (7) year anniversary of their issuance. The August 2017 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the August 2017 Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. No fractional shares of Common Stock will be issued in connection with the exercise of an August 2017 warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If a registration statement under the Securities Act covering the exercise of the August 2017 Warrants is not available in the future, then the holder may exercise the August 2017 Warrants using “cashless exercise,” in whole or in part, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the August 2017 Warrant.

Limitations on Exercise and Issuance. A holder may not exercise an August 2017 Warrant and we may not issue shares of Common Stock under the August 2017 Warrants if, after giving effect to the exercise or issuance the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of our Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Exercise Price; Anti-Dilution. Each August 2017 Warrant is exercisable for the purchase of a share of Common Stock at an exercise price of $0.90 per whole share at the time of filing of this Prospectus. The exercise price is subject to adjustment in the event of sales of our Common Stock at a price per share less than the exercise price then in effect (or securities convertible or exercisable into Common Stock at a conversion or exercise price less than the exercise price then in effect). In addition, the exercise price and the number of shares issuable upon exercise are subject to adjustment in the event of certain stock dividends and distributions, stock splits, issuances of variable priced securities, or similar events affecting our shares of Common Stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the August 2017 Warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the August 2017 Warrants and we do not expect one to develop.

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Fundamental Transactions. The August 2017 Warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the August 2017 Warrants) unless the successor entity assumes all of our obligations under the August 2017 Warrants and the other transaction documents in a written agreement approved by the “required holders” of the August 2017 Warrants. The definition of “fundamental transaction” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control. Notwithstanding the preceding paragraph, in the event of any “fundamental transaction,” the holders of the August 2017 Warrants will be entitled to receive, in lieu of our shares and at the holders’ option, cash in an amount equal to the Black Scholes value (as defined in the form of August 2017 Warrant) of the remaining unexercised portion of the August 2017 Warrant on the date of the transaction.

Rights as a Stockholder. Except as otherwise provided in the August 2017 Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of an August 2017 Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the August 2017 Warrant.

Waivers and Amendments. The terms of the August 2017 Warrants may be amended or waived with the written consent of the Company and the holders of outstanding August 2017 Warrants representing at least 50.1% of the shares of Common Stock underlying such August 2017 Warrants at the time of such modification.

Market and Exchange Listing. There is no established public trading market for the August 2017 Warrants, and we do not intend to apply to list the August 2017 Warrants on any securities exchange or automated quotation system.

October 2018 Warrants

On October 29, 2018, we completed the October 2018 Offering, consisting of (i) shares of Common Stock and October 2018 Warrants. The October 2018 Warrants have an exercise price of $15.00 per share and expire on October on April 29, 2024. We are registering 150,000 shares of Common Stock underlying the October 2018 Warrants.

Form. The October 2018 Warrants were issued as individual warrants to each of the investors. You should review a copy of the form of October 2018 Warrant, attached as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2018 for a complete description of the terms and conditions of the October 2018 Warrants.

Exercisability. The October 2018 Warrants are exercisable beginning April 29, 2019, and at any time to the date that is April 29, 2024, at which time any unexercised October 2018 Warrants will expire and cease to be exercisable. The October 2018 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at any time after the initial exercise date, a registration statement registering the issuance of the shares of Common Stock underlying the October 2018 Warrants under the Securities Act, is not then effective or available, the holder may exercise the October 2018 Warrants through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the October 2018 Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of an October 2018 Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the October 2018 Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us.

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Exercise Price. Each October 2018 Warrant is exercisable for the purchase of a share of Common Stock at an exercise price of $15.00 per whole share, payable in U.S. dollars at the time of filing of this Prospectus. The exercise price and the number of shares issuable upon exercise are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the October 2018 Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the October 2018 Warrants and a trading market is not expected to develop.

Exchange Listing. There is no established public trading market for the October 2018 Warrants, and we do not intend to apply to list the October 2018 Warrants on any securities exchange or automated quotation system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the October 2018 Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the May 2016 Public Warrants will be entitled to receive upon exercise of the May 2016 Public Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Fundamental Transaction. In the event of a fundamental transaction, as described in the October 2018 Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the October 2018 Warrants will be entitled to receive upon exercise of the their respective warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised such warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, subject to an exception as described in the October 2018 Warrants, the holders of the October 2018 Warrants have the right to require us or a successor entity to redeem such warrants for cash (or, under certain circumstances, for consideration in the same form as the consideration in the fundamental transaction) in the amount of the Black Scholes value of the unexercised portion of the October 2018 Warrants within 30 days of the date of the consummation of the fundamental transaction as described in the October 2018 Warrants.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of an October 2018 Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the October 2018 Warrant.

October 2018 PA Warrants

Pursuant to our October 2018 Offering, we issued 9,000 October 2018 PA Warrants. The October 2018 PA Warrants currently have an exercise price of $17.50 per share and expire on April 29, 2019. We are registering 9,000 shares of Common Stock underlying the October 2018 PA Warrants.

The October 2018 PA Warrants contain substantially the same terms as the October 2018 Warrants that were issued in our October 2018 Offering, except as described herein. Please see “October 2018 Warrants” described above in our “Description of Securities to be Registered” section of this Prospectus.

July 2019 Series M and Series N Warrants

On July 30,2019, we completed the July 2019 Offering consisting of (i) shares of Common stock, (ii) July 2019 Series M Warrants, and (iii) July 2019 Series N Warrants. The July 2019 Series M Warrants and July 2019 Series N Warrants both currently have an exercise price of $2.70 per share. The July 2019 Series M Warrants expire on December 31, 2020 and the July 2019 Series N Warrants expire on July 30, 2024. We are registering (i) 413,666 shares of Common Stock underlying the July 2019 Series M Warrants and (ii) 413,666 shares of Common Stock underlying the July 2019 Series N Warrants.

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Form. The July 2019 Series M Warrants and July 2019 Series N Warrants were issued as individual warrants to the investors. You should review a copy of the form of July 2019 Series M Warrant and July 2019 Series N Warrant, attached as Exhibit 4.45 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 24, 2019 for a complete description of the terms and conditions of the July 2019 Series M Warrants and July 2019 Series N Warrants.

Exercisability. The July 2019 Series M Warrants and July 2019 Series N Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the July 2019 Series M Warrants and July 2019 Series N Warrants to the extent that the holder would own more than 4.99% (or at the election of a holder, 9.99%) of the outstanding Common Stock immediately after exercise. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Duration and Exercise Price. Each July 2019 Series M Warrant and July 2019 Series N Warrants has a current exercise price equal to $2.70 per share of Common Stock. The July 2019 Series M Warrants and July 2019 Series N Warrants are immediately exercisable and the July 2019 Series M Warrants expire on December 31, 2020 and the July 2019 Series N Warrants expire on July 25, 2024. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Cashless Exercise. If, at the time a holder exercises its July 2019 Series M Warrants or July 2019 Series N Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the 2019 Series M Warrants and July 2019 Series N Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the July 2019 Series M Warrants and July 2019 Series N Warrants.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the July 2019 Series M Warrants and July 2019 Series N Warrants. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Transferability Subject to applicable laws, a July 2019 Series M Warrant and July 2019 Series N Warrant may be transferred at the option of the holder upon surrender of the July 2019 Series M Warrant and July 2019 Series N Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the July 2019 Series M Warrants or July 2019 Series N Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the July 2019 Series M Warrants or July 2019 Series N Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the July 2019 Series M Warrants and July 2019 Series N Warrants, or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the July 2019 Series M Warrants and July 2019 Series N Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their respective July 2019 Series M Warrants or July 2019 Series N Warrants. The July 2019 Series M Warrants and July 2019 Series N Warrants provide that holders have the right to participate in distributions or dividends paid on our Common Stock.

Fundamental Transaction. In the event of a fundamental transaction, as described in the July 2019 Series M Warrants and July 2019 Series N Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the July 2019 Series M Warrants and July 2019 Series N Warrants will be entitled to receive upon exercise of the their respective warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised such warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, subject to an exception as described in the July 2019 Series M Warrants and July 2019 Series N Warrants, the holders of the July 2019 Series M Warrants and July 2019 Series N Warrants N Warrants have the right to require us or a successor entity to redeem such warrants for cash (or, under certain circumstances, for consideration in the same form as the consideration in the fundamental transaction) in the amount of the Black Scholes value of the unexercised portion of the July 2019 Series M Warrants and July 2019 Series N Warrants within 30 days of the date of the consummation of the fundamental transaction as described in the July 2019 Series M Warrants and July 2019 Series N Warrants.

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July 2019 Underwriter Warrants

Pursuant to our July 2019 Offering, we issued 222,223 July 2019 Underwrite Warrants. The July 2019 Underwriter Warrants currently have an exercise price of $3.375 per share and expire on July 25, 2024. We are registering 222,223 shares of Common Stock underlying the July 2019 Underwriter Warrants.

The July 2019 Underwriter Warrants contain substantially the same terms as the July 2019 Series N Warrants that were issued in our July 2019 Offering, except as described herein. Please see “July 2019 Series M and Series N Warrants” described above in our “Description of Securities to be Registered” section of this Prospectus.

May 2020 PA Warrants

Pursuant to our May 2020 Offering, we issued 400,000 May 2020 PA Warrants. The May 2020 PA Warrants currently have an exercise price of $1.25 per share and expire on May 22, 2025. We are registering 400,000 shares of Common Stock underlying the May 2020 PA Warrants.

Form. The May 2020 PA Warrants were issued to our placement agent as partial compensation. You should review a copy of the form of May 2020 PA Warrant, attached as Exhibit 4.01 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2020 for a complete description of the terms and conditions of the May 2020 PA Warrants.

Exercisability. The May 2020 PA Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the May 2020 PA Warrants to the extent that the holder would own more than 4.99% (or at the election of a holder, 9.99%) of the outstanding Common Stock immediately after exercise. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Duration and Exercise Price. Each May 2020 PA Warrant has a current exercise price equal to $1.25 per share of Common Stock. The May 2020 PA Warrants are immediately exercisable and the May 2020 PA Warrants expire on May 22, 2025. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Cashless Exercise. If, at the time a holder exercises its May 2020 PA Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the May 2020 PA Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the May 2020 PA Warrants.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of May 2020 PA Warrants. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

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Transferability Subject to applicable laws, May 2020 PA Warrant may be transferred at the option of the holder upon surrender of the May 2020 PA Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the May 2020 PA Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the May 2020 PA Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the May 2020 PA Warrants, or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the May 2020 PA Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their May 2020 PA Warrants. The May 2020 PA Warrants provide that holders have the right to participate in distributions or dividends paid on our Common Stock.

Fundamental Transaction. In the event of a fundamental transaction, as described in the May 2020 PA Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the May 2020 PA Warrants will be entitled to receive upon exercise of the their respective warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised such warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, subject to an exception as described in the May 2020 PA Warrants, the holders of the May 2020 PA Warrants have the right to require us or a successor entity to redeem such warrants for cash (or, under certain circumstances, for consideration in the same form as the consideration in the fundamental transaction) in the amount of the Black Scholes value of the unexercised portion of the May 2020 PA Warrants within 30 days of the date of the consummation of the fundamental transaction as described in the May 2020 PA Warrants.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our restated certificate of incorporation and restated by-laws, as they are in effect as of the date of this prospectus. For more detailed information, please see our amended and restated certificate of incorporation and restated bylaws, which are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 300,000,000 shares of common stock, par value $0.01 per share, and 7,000,000 shares of preferred stock, par value $0.01 per share. As of August 17, 2020, we had:

•	17,295,703 shares of common stock outstanding held of record by 53 stockholders, which does not include stockholders who hold their shares in “street name”; and

•	200,000 shares of our Series A 4.5% Convertible Preferred Stock which is convertible into 38,874 shares of common stock subject to certain ownership restrictions.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, subject to the holder of our Series A 4.5% Convertible Preferred Stock having the ability to appoint one director, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus are fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

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Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to an additional 6,800,000 shares of preferred stock in one or more series and to designate the rights, preferences, and limitations of all such series, any or all of which may be superior to the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of our preferred stock.

Series A 4.5% Convertible Preferred Stock

We currently have outstanding 200,000 shares of Series A 4.5% Convertible Preferred Stock with a stated value of $12.7895 per share and which are immediately convertible into an aggregate of 38,874 shares of common stock, subject to a beneficial ownership limitation not allowing the holder to have greater than a 19.99% voting interest. The Series A Preferred Stock has no provisions regarding subsequent securities issuances or so called “price protection provisions.” The holders of Series A Preferred Stock shall be entitled receive 4.5% dividends in cash or additional shares of Series A Preferred Stock if and when declared by the Company’s board of directors in preference to the payment of any dividends on the Common Stock. The holders of Series A Preferred Stock shall have no voting rights but shall be entitled to appoint one (1) member to our board of directors. This right to appoint a member of the board of directors will terminate when there are less than 200,000 shares of Series A Preferred Stock outstanding.

Preferred Stock in General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

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•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. We act as the transfer agent and registrar for out Series A 4.5% Convertible Preferred Stock. In the event we issue any preferred stock in the future pursuant to this prospectus, the transfer agent and registrar for such preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	The stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

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Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended and restated bylaws provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting or longer, following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated bylaws provides any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote in the election of directors.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our amended and restated bylaws provide that only our board of directors, the chairperson of the board or the chief executive officer (or president, in the absence of a chief executive officer) or holders of more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock may call a special meeting of stockholders. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Limitations on Liability and Indemnification of Officers and Directors

Our amended restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated certificate of incorporation and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by such law.

The Offering

This offering involves the offer and sale by us of 1,757,704 shares of our Common Stock issuable upon the exercise of the Warrants described above. Upon the cash exercise of the Warrants, subject to certain adjustments, we will receive gross proceeds of approximately $5,525,533.

NASDAQ Capital Market Listing

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “SNCA.”

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PLAN OF DISTRIBUTION

The Common Stock sold in this offering will be offered solely by us and will be issued and sold upon the exercise of the Warrants described herein. For the holders of Warrants to exercise the Warrants, the shares issuable upon exercise must either be registered under the Securities Act of 1933, as amended, or exempt from registration. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by the Silvestre Law Group, P.C., Westlake Village, California. The Silvestre Law Group, P.C. or its affiliates or principals own approximately 2,308 of our Common Stock purchase warrants.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Dixon Hughes Goodman LLP, our current independent registered public accounting firm.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may obtain copies of our public filings, as noted in the paragraph below or by writing or telephoning us at:

Seneca Biopharma, Inc.

Attn: Investor Relations

20271 Goldenrod Lane, Floor 2

Germantown, Maryland 20876

Phone: (301)-366-4841

Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website at http://www.senecabio.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement, and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed.

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We incorporate by reference into this prospectus supplement the following documents and information filed with the SEC:

•	Our Annual Report on Form 10-K filed with the SEC on March 27, 2020, for the year ended December 31, 2019;

•	Our Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2020 and June 30, 2020, filed with the SEC respectively on May 15, 2020 and August 13, 2020;

•	Our Definitive Proxy Statement on Form 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on June 24, 2020;

•	Our Current Reports on Form 8-K filed with the SEC on April 2, 2020, April 7, 2020, April 15, 2020, April 20, 2020, May 27, 2020, June 12, 2020, August 10, 2020, and September 9, 2020 (excluding any information furnished in such reports under Item 2.02 and Item 7.01); and

•	the description of our common stock and related rights contained in our registration statement on Form 8-A (File No. 001-33672), filed with the Commission on July 1, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are made after the date of this prospectus supplement and before the termination of the offering of securities offered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any of the documents incorporated by reference into this prospectus supplement, at no cost, by writing or telephoning us at the following address: Seneca Biopharma, Inc., Attn: Investor Relations, 20271 Goldenrod Lane, Germantown, Maryland 20876 Phone: (301) 366-4960.

29

SENECA BIOPHARMA, INC.

1,757,704 Shares of Common Stock

        , 2020

30

Part II

Information Not Required in the Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The aggregate estimated (other than the registration fee) expenses payable by the Company in connection with a distribution of securities registered hereby are as follows:

Securities and Exchange Commission registration fee	$13,762.21
Accounting fees and expenses	10,000
Legal fees and expenses	20,000
Printing and engraving expenses	1,000
Transfer agent fees and expenses	1,000
Miscellaneous	1,000

Total	$46,762.21

All fees and expenses other than the SEC registration and filing fee are estimated

Item 15.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our amended and restated certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in our response to Item 17 herein.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

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(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(a)        The undersigned Registrant hereby undertakes:

(1)        to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        If the registrant is relying on Rule 430B,

(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

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(5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)        any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)        If and when applicable, the undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(e)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germantown, Maryland, on September 16, 2020.

SENECA BIOPHARMA, INC.

By	/s/ Kenneth Carter
Kenneth Carter Executive Chairman

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Seneca Biopharma, Inc., hereby severally constitute and appoint Kenneth Carter as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth Carter, PhD	Executive Chairman, Director	September 16, 2020
Kenneth Carter	(principal executive officer)
/s/ Dane Saglio	Chief Financial Officer	September 16, 2020
Dane Saglio	(principal financial and accounting officer)

/s/ Matthew Kalnik, PhD	President, Chief Operating Officer	September 16, 2020
Matthew Kalnik

/s/ David J. Mazzo, PhD	Director	September 16, 2020
David J. Mazzo

/s/ Mary Ann Gray, PhD	Director	September 16, 2020
Mary Ann Gray

/s/ Cristina Csimma, PhD, PharmD	Director	September 16, 2020
Cristina Csimma

/s/ Binxian Wei	Director	September 16, 2020
Binxian Wei

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INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
1.01	Form of Underwriting Agreement, if any	†

3.01(i)	Amended and Restated Certificate of Incorporation of Neuralstem, Inc. filed on 1/5/2017		8-K	3.01(i)	001-33672	1/6/17

3.02(i)	Certificate of Designation of Series A 4.5% Convertible Preferred Stock		8-K	3.01	001-33672	12/12/16

3.03(ii)	Amended and Restated Bylaws of Neuralstem, Inc. adopted on 11/10/2015		8-K	3.01	001-33672	11/16/15

4.01	Form of Common Stock Purchase Warrants from May 2016 Public Offering		8-K	4.01	001-33672	5/4/16

4.02	Form of Common Stock Purchase Warrants from May 2016 Private Offering		8-K	4.01	001-33672	5/13/16

4.03	Form of Common Stock Purchase Warrants from August 2017 Public Warrants		8-K	4.01	001-33672	7/28/17

4.04	Form of Common Stock Purchase Warrants from October 2018 Offering		8-K	4.1	001-33672	10/25/18

4.05	Form of Placement Agent Warrants from October 2018 Offering		8-K	4.2	001-33672	10/25/18

4.06	Form of Series M and Series N Warrants from July 2019 Offering		S-1	4.45	333-232273	7/24/19

4.07	Form of Placement Agent Warrants from July 2019 Offering		S-1	4.45	333-232273	7/24/19

4.08	Form of Common Stock Warrants from May 2020 Offering		8-K	4.01	001-33672	5/27/20

4.09	Form of Series A Preferred Stock Certificate		8-K	4.01	001-33672	9/12/16

4.03	Form of Certificate of Designation	†

4.04	Form of Preferred Stock Certificate, if any	†

4.05	Form of Warrant Agreement	†

4.06	Form of Warrant Certificate, if any	†

4.07	Form of Unit Agreement, if any	†

5.01	Opinion of Silvestre Law Group, P.C.	*

10.01	Form of Placement Agent Agreement, if any	†

23.1	Consent of Dixon Hughes Goodman LLP	*

23.3	Consent of Silvestre Law Group, P.C. (included in Exhibit 5.1)	*

24.1	Power of Attorney (see page II-6)	*

*	Filed herein.
†	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.